UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO
SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).
☒	Definitive Information Statement.

MEDICAL NUTRITION USA, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

Common Stock, $0.001 par value.

2. Aggregate number of securities to which transaction applies:

17,102,758 shares of Common Stock (which includes 14,416,808 shares of Common Stock outstanding and 2,685,950 shares of Common Stock underlying options).

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

The filing fee was determined based upon the sum of (A) 14,416,808 shares of Common Stock multiplied by $4.00 per share; and (B) the cash-out of 2,685,950 shares of Common Stock underlying options for total consideration of $4,587,740. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00007130 by the sum of the preceding sentence.

4. Proposed maximum aggregate value of transaction:

$62,254,972

5. Total fee paid:

$4,438.78

☒ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:

2. Form, schedule or registration statement no.:

3. Filing party:

4. Date filed:

MEDICAL NUTRITION USA, INC.
10 West Forest Avenue
Englewood, NJ 07631

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock of Medical Nutrition USA, Inc., which we refer to as “MNI,” the “Company,” “we” or “us.”

On June 10, 2010, MNI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danone North America, Inc., a Delaware corporation (“Parent”), and Parent’s wholly-owned subsidiary, Ristretto Acquisition Corp., a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into MNI, with MNI surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger”). Upon completion of the Merger, each share of common stock of the Company (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), except for shares (i) held by stockholders who are entitled to demand and who properly demand appraisal under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) for such shares and (ii) owned by the Company as treasury stock, will be cancelled and converted automatically into the right to receive $4.00 in cash, without interest and less any required withholding taxes (the “Merger Consideration”). A copy of the Merger Agreement is attached as Annex A to the accompanying information statement.

The Company’s board of directors (the “Board of Directors”) unanimously determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to, and in the best interests of, the stockholders of the Company, approved and declared advisable the Merger Agreement and recommended that the Company’s stockholders adopt the Merger Agreement.

The adoption of the Merger Agreement by MNI stockholders required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock. On June 10, 2010, stockholders who on such date owned shares of Common Stock representing approximately 56% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement delivered written consents to the Company adopting the Merger Agreement and authorizing the transactions contemplated by the Merger Agreement, including the Merger. As a result, no further action by any other MNI stockholder is required to adopt the Merger Agreement and MNI has not and will not be soliciting your authorization and adoption of the Merger Agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. Accordingly, your vote in favor of the adoption of the Merger Agreement is not required and is not being requested.

This information statement constitutes notice to you of action by written consent contemplated by Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Common Stock will have the right to seek an appraisal for, and be paid the “fair value” of, their shares of Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Merger Consideration. In order to exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this information statement, or July 22, 2010, and comply with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex C. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL.

We encourage you to read the entire information statement carefully because it sets forth the details of the Merger and the other transactions contemplated by the Merger Agreement as well as other important information.

By order of the Board of Directors,

/s/ Francis A. Newman
Francis A. Newman
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This information statement is dated July 1, 2010 and is being mailed to MNI stockholders on July 2, 2010.

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SUMMARY TERM SHEET

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire information statement, its annexes and the documents referred to in this information statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement. You may obtain the information incorporated by reference into this information statement by following the instructions under “Where You Can Find More Information” beginning on page 40.

Unless we otherwise indicate or unless the context requires otherwise: all references in this information statement to “Company,” “MNI,” “we,” “our” and “us” refer to Medical Nutrition USA, Inc.; all references to “Parent” refer to Danone North America, Inc.; all references to “Merger Sub” refer to Ristretto Merger Acquisition Corp.; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of June 10, 2010, among Parent, Merger Sub and the Company, as it may be amended from time to time, a copy of which is attached as Annex A to this information statement; all references to the “Merger” refer to the merger contemplated by the Merger Agreement; all references to the “Merger Consideration” refer to the per share merger consideration of $4.00 in cash, without interest and subject to reduction for any required withholding taxes, contemplated to be received by the holders of our Common Stock pursuant to the Merger Agreement; all references to the “Board of Directors” refers to the Company’s Board of Directors; and all references to “Common Stock” refer to the Company’s common stock, par value $0.001 per share.

The Parties to the Merger (page 9)

Medical Nutrition USA, Inc. MNI is a Delaware corporation that develops and distributes products for the nutritionally at risk who are under medical supervision. MNI’s products are used primarily in long-term care facilities, hospitals, dialysis clinics and bariatric clinics.

Danone North America, Inc. Parent, a Delaware corporation, is an indirect, wholly-owned subsidiary of Danone. Danone is one of the world’s leading food companies. Danone enjoys leading positions on healthy food in four businesses: fresh dairy products, water, baby nutrition and medical nutrition.

Ristretto Acquisition Corp. Merger Sub was formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

The Merger (page 10)

On June 10, 2010, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a wholly-owned subsidiary of Parent following the Effective Time of the Merger. You will have no equity interest in the Company or Parent after the Effective Time of the Merger. At the Effective Time of the Merger:

●
each share of our Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (except those shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the DGCL and shares owned by the Company as treasury stock or by Parent or Merger Sub) will be cancelled and converted automatically into the right to receive the Merger Consideration;

●
each Company stock option, whether or not exercisable, that is outstanding and unexercised immediately prior to the Effective Time of the Merger will be cancelled in exchange for an amount per share of Common Stock underlying the applicable option equal to (i) the Merger Consideration, less (ii) the exercise price payable in respect of each share of Common Stock underlying such stock option; and

●
each share of Common Stock subject to voting or other restrictions shall become fully vested, all other restrictions shall lapse, and such shares of Common Stock shall be converted into the right to receive the Merger Consideration.

Reasons for the Merger (page 15)

After consideration of various factors as discussed under “The Merger—Reasons for the Merger” beginning on page 15, our Board of Directors unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the stockholders of the Company, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) declared the Merger Agreement advisable and (iv) resolved to recommend adoption of the Merger Agreement by the stockholders of the Company.

For a discussion of the material factors considered by the Board of Directors in reaching its conclusions, see “The Merger—Reasons for the Merger” beginning on page 15.

Required Approval of the Merger; Written Consents (page 10)

The adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of MNI stockholders holding a majority of our outstanding Common Stock. On June 10, 2010, the date that the Merger Agreement was signed, certain of our stockholders holding a majority of our outstanding Common Stock delivered written consents to the Company adopting the Merger Agreement. No further action by any other MNI stockholder is required in connection with the adoption of the Merger Agreement. As a result, MNI has not and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a stockholders meeting for purposes of voting on the adoption of the Merger Agreement.

Opinion of MNI’s Financial Advisor (page 17 and Annex B)

Rodman & Renshaw, LLC (“Rodman”), MNI’s financial advisor, delivered to the Board of Directors a draft written opinion, dated June 9, 2010, which opinion was subsequently confirmed by delivery of its final written opinion, dated June 10, 2010, to the effect that, as of that date and based upon and subject to various assumptions and limitations described in Rodman’s opinion, the consideration to be received pursuant to the Merger by the Company’s stockholders was fair, from a financial point of view, to such holders. The full text of the written opinion of Rodman, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this information statement. Rodman provided its opinion to the Board of Directors for the information and assistance of the Board of Directors in connection with and for purposes of the Board of Director’s evaluation of the Merger Consideration from a financial point of view. Rodman’s opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to any action in connection with the Merger or any other matter. Pursuant to an engagement letter between MNI and Rodman, the Company has agreed to pay Rodman a fee of $200,000.

Conditions to the Merger (page 31)

Each of the Company’s, Parent’s and Merger Sub’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

●
the adoption of the Merger Agreement by our stockholders, which occurred when the stockholders holding approximately 56% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement executed and delivered written consents to the Company on June 10, 2010 as described above;

●	the distribution of this information statement to our stockholders and the passage of at least 20 calendar days following such distribution; and

●	the absence of legal prohibitions on the completion of the Merger.

In addition, Parent’s and Merger Sub’s obligations to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:

●	the Company’s representations and warranties in the Merger Agreement being true and correct in the manner discussed under “The Merger Agreement—Conditions to the Merger” beginning on page 31;

●	the Company’s performance in all material respects of its obligations required to be performed at or prior to the Effective Time of the Merger;

●
the delivery to Parent by the Company of a certificate signed on behalf of the Company by a duly authorized officer certifying as to matters described in the immediately preceding two bullet points; and

●	the absence of a material adverse effect with respect to the Company.

In addition, the Company’s obligation to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

●
Parent’s and Merger Sub’s representations and warranties in the Merger Agreement being true and correct in the manner discussed under “The Merger Agreement—Conditions to the Merger” beginning on page 31;

●	Parent’s and Merger Sub’s performance in all material respects of their obligations required to be performed prior to the Effective Time of the Merger; and

●
the delivery to the Company by Parent of a certificate signed on behalf of Parent by a duly authorized officer of Parent certifying as to matters described in the immediately preceding two bullet points.

Termination of the Merger Agreement (page 32)

The Merger Agreement may be terminated at any time upon the mutual written consent of the Company and Parent. Other circumstances under which the Company or Parent may terminate the Merger Agreement are described under “The Merger Agreement—Termination” beginning on page 32.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders (page 21)

Generally, the Merger will be taxable to our stockholders who are U.S. holders for U.S. federal income tax purposes. A U.S. holder of our Common Stock receiving cash pursuant to the Merger generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in our Common Stock surrendered. You should consult your own tax advisor for a full understanding of how the Merger will affect your particular tax circumstances.

Interests of Directors and Officers in the Merger (page 23)

You should be aware that certain of our directors and officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. These interests include the following:

●	the vesting and cash-out of all unvested stock options and restricted stock held by our officers and directors;

●
the entering into by certain of the Company’s officers of letter agreements with the Company which provide for the receipt by such officers of retention bonuses if they remain continuously employed by the Company for certain identified periods following the Effective Time of the Merger; and

●	continued indemnification and insurance coverage for our current and former directors and officers for six years following the Effective Time of the Merger.

Our Board of Directors was aware of these interests and considered that these interests may be different from, or in addition to, the interests of our stockholders generally, among other matters, in making their respective determinations regarding the Merger Agreement. The interests of the Company’s directors and officers are described more fully under “The Merger—Interests of Directors and Officers in the Merger” beginning on page 23.

Procedures for Receiving Merger Consideration (page 29)

As soon as reasonably practicable after the Effective Time of the Merger, the paying agent will mail a letter of transmittal and instructions to all Company stockholders of record as of the Effective Time of the Merger. The letter of transmittal and instructions will tell you how to surrender your stock certificates or uncertificated shares in exchange for the Merger Consideration. You should not forward your share certificates to the paying agent without a letter of transmittal.

Market Price of the Company Common Stock and Dividend Information (page 39)

Our Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MDNU.” The closing sale price of Common Stock on June 9, 2010, which was the last trading day before the execution of the Merger Agreement, was $2.55 per share.

Appraisal Rights (page 34)

Holders of our Common Stock may elect to pursue their appraisal rights to receive, in lieu of the Merger Consideration, the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the Merger Consideration but only if they comply with the procedures required under Section 262 of the DGCL. In order to qualify for these rights, you must make a written demand for appraisal prior to July 22, 2010, which is the date that is 20 days following the mailing of this information statement, and otherwise comply with the procedures set forth in Section 262 of the DGCL for exercising appraisal rights. For a summary of these procedures, see “Appraisal Rights” beginning on page 34. A copy of Section 262 of the DGCL is also included as Annex C to this information statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement.

Q.	WHAT IS THE PROPOSED TRANSACTION?
A.
The proposed transaction is the acquisition of MNI by Parent pursuant to the Merger Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions under the Merger Agreement, Merger Sub will merge with and into MNI, with MNI being the surviving corporation and becoming a wholly-owned subsidiary of Parent.

Q.	IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SHARES OF MNI COMMON STOCK?
A.
If the Merger is completed, you will be entitled to receive $4.00 in cash, without interest and subject to reduction for any required withholding taxes, for each share of our Common Stock that you own, unless you properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the DGCL. We refer to this amount as the per share “Merger Consideration.” For example, if you own 1000 shares of our Common Stock, you would be entitled to receive $4,000 in cash in exchange for your shares of Common Stock, subject to reduction for any required withholding tax, issued and outstanding immediately prior to the Effective Time of the Merger. You will not be entitled to receive shares of the surviving corporation or Parent or any of its affiliates.

After the consummation of the Merger, Parent will arrange for a letter of transmittal to be sent to you. The per share Merger Consideration will be paid to you once you submit the letter of transmittal together with properly endorsed stock certificates, if applicable, and any other required documentation. See “The Merger Agreement—Procedures for Receiving Merger Consideration” on page 29 of this information statement.

Q.
WILL THE PER SHARE MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF MNI’S RESULTS OF OPERATIONS IMPROVE OR IF THE PRICE OF MNI’S COMMON STOCK INCREASES ABOVE THE CURRENT PER SHARE MERGER CONSIDERATION?

A.	No. The per share Merger Consideration is fixed.
Q.	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?
A.
Under applicable securities regulations, the Merger cannot be completed until 20 days after we mail this information statement to our stockholders. We expect the Merger to occur on or about July 22, 2010, or as promptly as practicable thereafter.

Q.	WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED?
A.
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a publicly traded company and the Common Stock will continue to be listed on the NASDAQ Capital Market.

Q.	WHY DID I RECEIVE THIS INFORMATION STATEMENT?
A.
Provisions of the DGCL and applicable securities regulations require us to provide you with information regarding the Merger, even though your vote or consent is neither required nor requested to complete the Merger.

Q.	WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER?
A.
The Merger requires the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our Common Stock voting (or consenting in writing in lieu of voting), as a single class. The requisite stockholder approval was obtained following the execution of the Merger Agreement on June 10, 2010, when written consents adopting the Merger Agreement were delivered to the Company by stockholders who collectively owned approximately 56% of our outstanding Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.	WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS REGARDING THE MERGER AGREEMENT?
A.
Our Board of Directors voted unanimously to approve and recommend the adoption of the Merger Agreement on June 9, 2010 and determined that the Merger and the Merger Agreement were advisable, fair to, and in the best interests of, the MNI stockholders. To review our board of director’s determinations, see “The Merger—Reasons for the Merger” beginning on page 15 of this information statement.

Q.	AM I ENTITLED TO APPRAISAL RIGHTS?
A.	Yes. You are entitled to appraisal rights in accordance with the procedures specified in the DGCL in connection with the Merger. See “Appraisal Rights” on page 34 of this information statement.
Q.	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A.
No. After the Merger is completed, you will receive a letter of transmittal with detailed instructions for exchanging your stock certificates for the per share Merger Consideration. If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the per share Merger Consideration. Please do not send your certificates in now.

Q.	WILL I OWE TAXES AS A RESULT OF THE MERGER?
A.
The Merger will be a taxable transaction for all U.S. holders of our Common Stock. As a result, assuming you are a U.S. holder, the cash you receive in the Merger for your shares of our Common Stock will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (i) the amount of cash you receive and (ii) the adjusted tax basis of your shares surrendered. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” on page 21 of this information statement for a more detailed explanation of the tax consequences of the Merger. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Merger.

Q.	WHAT HAPPENS IF I SELL MY SHARES BEFORE COMPLETION OF THE MERGER?
A.
If you transfer your shares of Common Stock, you will have transferred the right to receive the Merger Consideration to be received by our stockholders in the Merger. In order to receive the Merger Consideration, you must hold your shares through completion of the Merger.

Q.	WHERE CAN I FIND MORE INFORMATION ABOUT MNI?
A.
We file periodic reports and other information with the SEC. Such reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about MNI that we file electronically with the SEC. For a more detailed description of the information available, please refer to the section entitled “Where You Can Find More Information” on page 40 of this information statement.

Q.	WHO CAN HELP ANSWER MY QUESTIONS?
A.
If you have questions about the Merger after reading this information statement, please contact MNI in writing at our principal executive offices at 10 West Forest Avenue, Englewood, New Jersey 07631, Attention: Chief Financial Officer, or by telephone at (201) 569-1188.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or earnings, revenue or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. All statements included in this information statement concerning activities, events or developments that MNI expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this information statement and actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions and that MNI’s business will have been adversely impacted during the pendency of the Merger.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed or any of our forward-looking statements. Our future financial conditions and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information.

In addition, the statements in this information statement are made as of July 1, 2010. Subsequent events or developments may cause our views to change. Except for our ongoing obligation to disclose material information as required by the federal securities laws, we undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to July 1, 2010. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission.

THE PARTIES TO THE MERGER

Medical Nutrition USA, Inc.

MNI, a Delaware corporation that was incorporated in 2003, develops and distributes products for the nutritionally at risk who are under medical supervision. MNI’s products are used primarily in long-term care facilities, hospitals, dialysis clinics and bariatric clinics. MNI’s product lines include Pro-Stat®, Fiber-Stat®, UTI-Stat® and Diff-Stat® as well as private label products. Our principal executive office is located at 10 West Forest Avenue, Englewood, New Jersey 07631, and our telephone number is (800) 221-0308.

For more information about the Company, please visit our website at www.mdnu.com. Our website address is provided as an inactive textual reference only. The information on our website is not incorporated into, and does not form a part of, this information statement. Detailed descriptions about the Company’s business and financial results are contained in our Annual Report on Form 10-K, which is incorporated in this information statement by reference. See “Where You Can Find More Information” beginning on page 40.

Parent and Merger Sub

Parent, a Delaware corporation that was incorporated in 2004, is an indirect, wholly-owned subsidiary of Danone. Danone is one of the world’s leading food companies. Danone enjoys leading positions on healthy food in four businesses: fresh dairy products, water, baby nutrition and medical nutrition. Parent’s principal executive office is located at 9900 Belward Campus, Rockville, Maryland 20850.

Merger Sub is a Delaware corporation formed for the sole purpose of completing the Merger with MNI. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not conducted any business operations except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Merger Sub will merge with and into MNI, and Merger Sub will cease to exist and MNI will continue as the surviving corporation, under the name “Medical Nutrition USA, Inc.” Merger Sub’s principal executive office is located at c/o Corporate Creations Network Inc., 3411 Silverside Road, Rodney Building #104, Wilmington, Delaware 19810.

THE MERGER

The following is a description of the material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that may be important to you. The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this information statement as Annex A and incorporated by reference into this document. We encourage you to read carefully this entire information statement, including the Merger Agreement, for a more complete understanding of the Merger.

Overview

Pursuant to the Merger, at the Effective Time, Merger Sub will be merged with and into the Company with the Company continuing on as the surviving corporation and a wholly-owned subsidiary of Parent.

The Merger Consideration

At the Effective Time, each share of our Common Stock, except for shares (i) held by stockholders who are entitled to demand and who properly demand appraisal under Section 262 of the DGCL for such shares and (ii) owned by the Company as treasury stock, will be cancelled and converted automatically into the right to receive the Merger Consideration.

Required Approval of the Merger; Written Consents

The Merger is being effected pursuant to an Agreement and Plan of Merger, dated as of June 10, 2010, among MNI, Parent and Merger Sub. Under Section 251 of the DGCL, the approval of MNI’s Board of Directors and the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote are required to approve and adopt the Merger Agreement. MNI’s Board of Directors unanimously approved the Merger Agreement and the Merger at a meeting of the Board duly convened and held on June 9, 2010.

Following execution of the Merger Agreement on June 10, 2010, stockholders of MNI holding a majority of the issued and outstanding shares of MNI Common Stock executed and delivered to MNI written consents adopting the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to MNI stockholders. Therefore, notwithstanding the execution and delivery of the written consents, the Merger cannot occur until that time has elapsed. Parent, Merger Sub and MNI are obligated to complete the Merger under the terms of the Merger Agreement subject to the conditions set forth therein, all of which we expect to be satisfied at the end of such 20 day period. Therefore, we expect the Merger to close on or about July 22, 2010; however, there is no assurance that the Merger will close at that time, or at all.

Record Date

MNI’s Board of Directors set June 10, 2010 as the record date for determining stockholders entitled to consent to the adoption of the Merger Agreement. On such date, stockholders of MNI holding a majority of the issued and outstanding shares of MNI Common Stock executed and delivered to MNI and Parent written consents adopting the Merger Agreement. This is the date used for determining the stockholders entitled to receive notice of such action and for determining the number of shares of Common Stock issued and outstanding and therefore necessary to adopt the Merger Agreement. MNI’s Board of Directors also set June 10, 2010 as the record date for determining stockholders entitled to receive notice of the availability of appraisal rights. On June 10, 2010, there were issued and outstanding and entitled to vote 14,416,808 shares of Common Stock. Each share of Common Stock issued and outstanding is entitled to one vote.

Background of the Merger

On April 7, 2009, Mr. Francis A. Newman, MNI’s Chairman and CEO, received a letter from Mr. Robert Crim, Regional Vice President, Business Development & North America of Danone’s medical nutrition division. The letter expressed interest in exploring a potential collaboration between Danone and MNI.

On April 30, 2009, Mr. Newman and members of the MNI management team met with Mr. Crim at MNI’s offices in New Jersey to review each company’s business strategy and product lines. A preliminary conclusion was reached that the companies’ respective product lines and marketing strategies appeared to be complementary, that there was very little market overlap and that there appeared to be opportunities for each company’s respective product lines to be sold in the other company’s principal markets. Mr. Newman and Mr. Crim agreed that it would be worthwhile to continue to discuss potential areas of collaboration.

On June 3, 2009, during the regularly scheduled meeting of the MNI Board of Directors, Mr. Newman provided an update of the Company’s ongoing corporate development strategy, including a report on the initial meeting with Danone. Mr. Newman indicated that a collaboration with Danone was consistent with the Company’s strategy and that he intended to explore potential areas of collaboration with Danone.

On June 29, 2009, Danone and MNI entered into a mutual confidentiality and non-disclosure agreement.

During July and August, 2009, MNI provided additional information to Danone about MNI’s products, clinical data and marketing strategy.

Early in August, 2009, Mr. Crim telephoned Mr. Newman to suggest another meeting with the MNI team. During the call he also indicated that Danone was beginning to think that the best way to maximize the market opportunities for both companies might be for Danone to acquire MNI.

On August 26, 2009, Mr. Newman, Mr. Crim, members of the MNI management team and representatives of Danone’s medical nutrition division, including: Mr. Mathieu Lhomme, Director of Strategy and Corporate Development, Mr. Chris Pemantell, Director of New Channels and Business Solutions, and Mr. Ulrich Zihla, Global Category Director/Oral Nutrition, met at MNI’s offices in New Jersey. The meeting focused on a review of MNI’s operations, marketing strategy and products, and Danone products that might be sold through MNI’s sales and distribution network.

On September 9, 2009, during a regularly scheduled meeting of the MNI Board of Directors, Mr. Newman provided an update on the Company’s corporate development strategy, including the August meeting with representatives of Danone and Mr. Crim’s comment regarding Danone’s preliminary thinking about a possible acquisition of MNI. The Board of Directors concluded that the discussions with Danone were consistent with the Company’s strategy and asked that Mr. Newman continue to update the Board of Directors as discussions progressed.

During September and October, 2009, MNI staff responded by email and telephone to various requests from Danone for additional information about MNI’s operations and products.

On October 8, 2009, Mr. Newman, members of MNI’s management team and representatives of Danone’s scientific and regulatory staff participated in a teleconference to discuss scientific and regulatory questions relating to MNI’s products.

During late October, 2009, Mr. Newman called Mr. Lhomme for an update on Danone’s plans. Mr. Lhomme indicated that Danone remained very interested in acquiring MNI but that there was a significant amount of internal analysis yet to be completed. Mr. Lhomme asked for any guidance Mr. Newman could provide regarding valuation. Mr. Newman said that he could not speak for the Board of Directors, but in light of the Company’s rate of growth and strategic alternatives the then current market price of approximately $2.00 per share did not properly reflect MNI’s future value. Mr. Newman told Mr. Lhomme that, in his opinion, any successful offer would have to reflect at least the present value of what the Company expected to be worth at the end of its current three-year plan. Mr. Lhomme said that he expected to be able to provide a definitive response by December 1, 2009.

On December 2, 2009, during a regularly scheduled meeting of the MNI Board of Directors, Mr. Newman reported to the Board of Directors his discussion with Mr. Lhomme and that he had yet to receive a definitive acquisition proposal from Danone.

On December 22, 2009, Mr. Lhomme notified Mr. Newman that Danone continued to work through its internal analysis of a potential acquisition of MNI and requested verification of certain assumptions being used in Danone’s model.

On December 23, 2009, Mr. Newman called Mr. Lhomme to provide the information requested by Mr. Lhomme on December 22, 2009.

During the first week of January, 2010, Mr. Newman notified Mr. Lhomme that any proposal should be submitted prior to the next meeting of the MNI Board of Directors, which was tentatively scheduled for January 11, 2010.

On January 7, 2010, Mr. Lhomme emailed Mr. Newman to describe the advanced stage of Danone’s internal analysis and approval process, to detail the remaining steps that Danone needed to complete, to reiterate the seriousness of Danone’s interest in acquiring MNI, and to indicate that it was not possible for Danone to complete its internal approval process by January 11, 2010.

On January 8, 2010, during a special meeting of the MNI Board of Directors called for the purpose of reviewing the strategic alternatives available to the company, Mr. Newman reported on the status of the Danone discussions.

On February 19, 2010, Mr. Lhomme called Mr. Newman to indicate that Danone intended to submit a non-binding proposal to acquire 100% of the outstanding stock of MNI to Mr. Newman at a price of $4.00 per share. Mr. Lhomme indicated that the proposal was being made with the necessary corporate approval, subject to due diligence, and that a fully executed copy of the proposal would be sent by March 1, 2010. Mr. Lhomme also indicated that Danone had retained Shearman & Sterling LLP (“Shearman”) and Atlas Strategic Advisors, LLC (“Atlas”) to represent Danone in the transaction and that they were prepared to begin the due diligence process immediately.

On February 22, 2010, during a special meeting of the MNI Board of Directors, Mr. Newman reviewed the terms of the non-binding proposal the Company had received from Danone. The Board of Directors reviewed the rationale for the transaction, the implied valuation of the Company and the strategic alternatives available to the Company. The Board of Directors reviewed materials analyzing and comparing the present value of the prospective three-year share price that would likely result from each of the strategic alternatives open to the Company. The Board of Directors concluded that the Danone proposal provided not only a substantial premium over MNI’s current market value, but also at least equal and likely greater present value to stockholders than the three-year share price projections provided by the alternatives, especially when considering the execution and competitive risks inherent in the three-year projections. The Board of Directors then directed Mr. Newman to further investigate the Danone proposal, including whether the pricing of the proposal could be increased.

On February 23, 2010, Mr. Newman telephoned Mr. Lhomme to report that the Company was willing to further investigate the Danone proposal but was not sure that a transaction could be completed at the proposed price. Mr. Newman recommended that Danone consider increasing the effective price through a special dividend to MNI stockholders. Mr. Lhomme responded that Danone had “stretched” to arrive at the proposed price and was not prepared to alter the proposed economics at this time. Mr. Lhomme suggested that perhaps additional value could be revealed during the due diligence process. Mr. Newman and Mr. Lhomme agreed to begin the due diligence process and to address the pricing issue again when due diligence had been completed.

On February 24, 2010, MNI received a list of due diligence information from Atlas, on behalf of Danone.

On approximately March 1, 2010, a signed non-binding proposal from Danone was delivered to Mr. Newman’s office.

On March 3, 2010, during a regularly scheduled meeting of the MNI Board of Directors, Mr. Newman and the Board of Directors again reviewed the analysis of the Company’s strategic alternatives including management’s current strategic plan, a potentially complementary acquisition and the proposal from Danone. Mr. Newman and Mr. Kimmerling, MNI’s Chief Financial Officer, reviewed the Company’s three-year business plan and projections outlining market opportunities, execution risks, new product development and competitive environment. Mr. Newman then reviewed the financing structure that would be required to complete a potential complementary acquisition. Mr. Newman then updated the Board of Directors on the status of the discussions with Danone. Mr. Kenneth D. Polin of Foley & Lardner LLP (“Foley”), the Company’s outside counsel, was present at the meeting and reviewed a number of items, including the applicable fiduciary duties of the directors of the Company and the likely legal structure and transaction mechanics for each of the alternatives. The Board of Directors discussed at length the opportunities, risks and potential impact on stockholder value of each alternative available to MNI. The Board of Directors again reviewed materials analyzing and comparing the present value of the prospective three-year share price that would likely result from each of the strategic alternatives open to the Company. The Board of Directors again concluded that the Danone proposal provided not only a substantial premium over MNI’s current market value, but also at least equal and likely greater present value to stockholders than the three-year share price projections provided by the alternatives available to MNI, especially when considering the execution and other risks inherent in the three-year projections and the historical volatility in the price of MNI stock. The Board of Directors also discussed the practicalities and likely outcome of finding other potential buyers for the Company, including the potential reaction of Danone, the risks of employee and business disruption and the lack of prospective acquirers for which MNI would be as good a strategic fit as Danone. After careful evaluation, the Board of Directors directed Mr. Newman to proceed with the negotiations with Danone

On March 5, 2010, Foley, on behalf of MNI, sent to Atlas, on behalf of Danone, a response to Danone’s non-binding proposal that had been submitted to MNI on approximately March 1, 2010. Danone requested a meeting on March 17, 2010 to discuss process and due diligence issues.

On March 17, 2010, Mr. Newman, Mr. Crim, Mr. Lhomme, representatives of Atlas and Mr. Kimmerling, attended a meeting at the Crowne Plaza Hotel in Englewood, New Jersey to discuss process and due diligence issues.

On April 1, 2010, Mr. Newman and Mr. Kimmerling participated in a conference call with representatives from Foley, Shearman, and Atlas to discuss structural and legal issues.

On April 12, 2010, during a special meeting of the MNI Board of Directors, Mr. Newman provided a progress update on the due diligence process as well as timing and pricing issues.

On April 14, 2010, Mr. Didier Morisseau of Danone visited MNI’s primary contract manufacturers accompanied by representatives of MNI as part of Danone’s due diligence.

On May 13, 2010, Mr. Lhomme called Mr. Newman to advise him that sufficient progress had been made on the due diligence and that Danone was prepared to move forward to a definitive merger agreement on essentially the same terms as previously proposed in Danone’s non-binding proposal. Mr. Newman pressed Mr. Lhomme on the issue of price. Mr. Lhomme reviewed the valuation methodology Danone had used and asserted that by any objective, market-based comparison the multiples of revenue, EBIT and earnings per share reflected in the Danone proposal were significantly above market and that Danone stretched beyond its internal valuation analysis to propose a transaction it hoped would be accepted. When Mr. Newman pressed again, Mr. Lhomme stated that $4.00 per share was the maximum Danone would be prepared to pay.

On May 14, 2010, Mr. Newman received an email confirmation of his discussion with Mr. Lhomme from Mr. Julian Steinberg, Managing Director of Atlas.

On May 17, 2010, during a special meeting of the MNI Board of Directors, Mr. Newman discussed Danone’s desire to move forward to negotiate a definitive agreement as soon as practicable. The Board again reviewed the alternatives available to the Company, including the advisability of attempting to identify other potential buyers, whether such action was likely to result in a higher offer given the lack of prospective acquirers for which MNI would be as good a strategic fit as Danone and what the impact of such a step would be on the negotiations with Danone, MNI employees, MNI’s customer relationships and competitive position. The Board also discussed the complementary nature of Danone’s and MNI’s respective businesses and the likelihood that such a combination would result in virtually no redundancies and the retention of substantially all of MNI’s employees. The Board of Directors authorized Mr. Newman to proceed with negotiating a definitive agreement in accordance with terms previously presented, subject to the Board of Directors’ final approval of any such agreement.

On May 18, 2010, Mr. Newman emailed Mr. Lhomme to advise him that the MNI Board of Directors was interested in proceeding with the transaction as discussed and as outlined in Atlas’ written confirmation.

On May 20, 2010, Mr. Newman and Mr. Kimmerling participated in a conference call with representatives of Foley, Shearman and Atlas to discuss the legal structural elements that needed to be resolved in order to prepare a draft definitive agreement.

On May 21, 2010, MNI contacted Rodman to discuss providing a fairness opinion in connection with the proposed transaction.

On May 26, 2010, Shearman delivered to MNI and Foley a draft definitive merger agreement.

On June 1, 2010, Mr. Newman and Mr. Kimmerling reviewed a draft of the proposed definitive merger agreement with Foley.

On June 2, 2010, during a regularly scheduled meeting of the MNI Board of Directors, Mr. Newman provided a progress update, reviewed the material terms of the proposed definitive merger agreement and expected timing and discussed the remaining actions to be taken by the Board of Directors.

On June 2, 2010, MNI formally engaged Rodman to prepare an analysis and deliver a fairness opinion to the Board of Directors with respect to the proposed transaction.

During early June, 2010, representatives of Atlas, on behalf of Danone, contacted certain MNI stockholders collectively holding a majority of MNI’s Common Stock and, under the terms of non-disclosure agreements executed by such stockholders, described the terms of the proposed transaction and discussed whether such stockholders would be prepared to approve the proposed transaction.

On June 9, 2010, a special meeting of the MNI Board of Directors convened to consider and approve the definitive merger agreement and related transactions. Also present at the meeting was a representative of Foley. The Board of Directors reviewed a draft of Rodman’s power point presentation as well as a draft of the written opinion to MNI’s Board of Directors, each of which indicated that, based on and subject to the assumptions made, matters considered, procedures followed and limitations on the review undertaken, the consideration to be received by holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to the stockholders of MNI. Mr. Kimmerling then led the Board of Directors in a detailed discussion of Rodman’s power point presentation which set forth the financial bases and calculations underlying Rodman’s opinion. A representative of Rodman was available via telephone to answer any questions of the Board of Directors with respect to Rodman’s draft opinion Rodman’s power point presentation and the financial bases and calculations underlying Rodman’s opinion. A representative of Foley then reviewed in detail the material terms of the proposed Merger Agreement that had been negotiated with Danone, which terms were also set forth in a summary that had been provided to the members of the Board of Directors before the meeting along with the most recent draft of the Merger Agreement. A representative from Foley answered questions from members of MNI’s Board of Directors. Following questions by members of MNI’s Board of Directors and further discussion among members of MNI’s Board of Directors, MNI’s Board of Directors, by unanimous action of all members, resolved that Danone’s proposal was in the best interest of MNI’s stockholders and approved, authorized the execution, delivery and performance of, and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger, and further resolved to recommend to MNI’s stockholders that they adopt the Merger Agreement.

On June 10, 2010, Rodman delivered its final written fairness opinion to the Board of Directors consistent with the presentation and draft fairness opinion delivered to MNI’s Board of Directors on June 9, 2010.

On June 10, 2010, following receipt of the final written fairness opinion from Rodman, MNI, Parent and Merger Sub executed the Merger Agreement.

On June 10, 2010, following the execution by MNI, Parent and Merger Sub of the Merger Agreement, representatives of Atlas, on behalf of Parent, delivered to MNI written consents from stockholders of the Company holding approximately 56% of the outstanding shares of Common Stock of the Company as of such date adopting the Merger Agreement.

Recommendation of Our Board of Directors

At a meeting of our Board of Directors held on June 9, 2010, our Board of Directors unanimously:

●	determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of MNI and its stockholders;

●	approved the Merger Agreement and the transactions contemplated thereby, including the Merger;

●	directed that the Merger Agreement be submitted to the stockholders of MNI for adoption; and

●	recommended the adoption of the Merger Agreement by MNI’s stockholders.

Reasons for the Merger

MNI’s Board of Directors, in the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby and to recommend that MNI’s stockholders adopt the Merger Agreement, consulted with MNI’s management and its financial and legal advisors and considered a number of factors, including the following:

●
the $4.00 per share price to be paid in cash for each share of Common Stock, which represents a 44% premium over the closing price of shares of Common Stock on June 10, 2010, the last trading day before the Merger was announced, and a 49% and 66% premium over the average closing price of shares of Common Stock for the one month and six month periods, respectively, prior to announcement of the Merger;

●
Rodman’s power point presentation and draft opinion, dated June 9, 2010, subsequently confirmed by delivery of its written opinion, dated June 10, 2010, to the MNI Board of Directors to the effect that, as of such date and based upon and subject to the assumptions made, matters considered, procedures followed and limitations on the review undertaken as set forth in its written opinion, the $4.00 per share consideration to be received by holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to the stockholders of MNI (the full text of the written opinion of Rodman dated June 10, 2010, is attached as Annex B to this information statement);

●
the likelihood of completing the Merger given the strength of Parent’s financial condition and that there were no financing contingencies as well as the belief that MNI represented a complementary business for Parent;

●
the likelihood of completing an alternative acquisition transaction, given the state of the capital markets, the need for a substantial amount of equity and debt financing to complete any such transaction and that the expected accretive value to the Company expected to result from any such alternative transaction was not projected to exceed the $4.00 per share price to be paid for each share of Common Stock in connection with the Merger;

●
the Board of Director’s familiarity with the business, operations, prospects, business strategy, properties and assets of MNI, including the competitive environment, the risks inherent in planned new product development and the competitive situation;

●	the form of consideration to be paid to holders of shares of Common Stock in the Merger and the certainty of the value of such cash consideration compared to stock or other consideration;

●	the belief that the Merger creates the most beneficial combination available to MNI of immediate and assured benefit to stockholders, and continuity for customers and employees;

●	the opportunity of MNI’s sales force to market Parent’s products and thereby strengthen their competitive position in the long-term care market;

●	the enhanced research and product development capabilities that would be available to MNI as a result of the Merger;

●	that substantially all of MNI’s employees would be expected to be retained as employees in connection with the Merger; and

●	that MNI’s stockholders who meet certain conditions will be entitled to appraisal rights under the DGCL in connection with the Merger.

In the course of its deliberations, MNI’s Board of Directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement and the transactions contemplated by the Merger Agreement, including:

●
that, although the Merger provides MNI stockholders with the opportunity to realize a substantial premium over the average price at which the shares of Common Stock have traded during the prior two years and notwithstanding the Company’s projections and underlying assumptions with respect to the present value of the Company’s Common Stock over the next three years which the Board of Directors determined were reasonable, there is no assurance that the present value of the Common Stock could not be in excess of $4.00 per share at some point during such three-year period;

●
that, if the Merger is not completed, MNI will be required to pay its own expenses associated with the Merger as well as the other risks and costs to MNI if the Merger does not close, including the diversion of management and employee attention, potential employee attrition, and the potential disruptive effect on business and customer relationships;

●
the restrictions on the conduct of MNI’s business prior to the completion of the Merger, which require MNI to conduct its business in the ordinary course, to use its commercially reasonable efforts to preserve intact its business organization, and to maintain its significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having material business relationships with it, subject to specific limitations and prohibitions, which may delay or prevent MNI from undertaking business opportunities that may arise pending completion of the Merger;

●	that MNI’s executive officers and directors may have interests in the Merger that are different from, or in addition to, those of MNI’s other stockholders;

●	that an all cash transaction would be a taxable transaction to MNI’s stockholders for U.S. federal income tax purposes; and

●
the lack of a formal auction process or market check as well as the inability of MNI to terminate the Merger Agreement in the event a superior offer is received from a third party pending the completion of the Merger.

The foregoing discussion of the factors considered by MNI’s Board of Directors is not intended to be exhaustive, but does set forth the principal factors considered by MNI’s Board of Directors. MNI’s Board of Directors collectively reached the conclusion to approve the Merger Agreement and the related transactions in light of the various factors described above and other factors that the members of MNI’s Board of Directors believed were appropriate. In view of the wide variety of factors considered by MNI’s Board of Directors in connection with its evaluation of the Merger and the related transactions and the complexity of these matters, MNI’s Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of MNI’s Board of Directors. Rather, MNI’s Board of Directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

Opinion of MNI’s Financial Advisor

    Rodman was asked to render an opinion to MNI’s Board of Directors as to the fairness, from a financial point of view, to holders of the outstanding shares of Common Stock of MNI of the consideration to be received by MNI’s stockholders in connection with the Merger. On June 9, 2010, Rodman delivered its draft opinion to MNI’s Board of Directors that, as of June 9, 2010, and subject to and based upon the assumptions made, matters considered, procedures followed and limitations on the review undertaken as set forth in its opinion, the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. On June 10, 2010, Rodman delivered to MNI’s Board of Directors its final written opinion to the same effect.

    MNI’s Board of Directors selected Rodman as its financial advisor because it is a nationally recognized investment banking and advisory firm that has substantial experience in transactions similar to the Merger. Rodman, as part of its investment banking and financial advisory business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the two years prior to the date of its opinion, Rodman and its affiliates have not provided financial advisory services to either MNI or Parent or any of their affiliates. Pursuant to a letter agreement, dated June 1, 2010, MNI engaged Rodman to act as a financial advisor in connection with the contemplated transaction. Pursuant to the terms of the engagement letter, MNI has agreed to pay Rodman a fee equal to approximately $200,000, of which $50,000 was paid upon execution of such letter agreement and $150,000 of which became payable on June 10, 2010, upon delivery to the Board of Directors of its final written opinion.

    The full text of Rodman’s written opinion, dated June 10, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Rodman, is attached as Annex B to this information statement. We urge you to read this opinion carefully and in its entirety. Rodman’s opinion is directed to MNI’s Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. The summary of the opinion of Rodman set forth in this information statement is qualified in its entirety by reference to the full text of the opinion.

    In connection with rendering the opinion described above and performing its related financial analyses, Rodman reviewed, among other things:

●	a draft of the Merger Agreement;

●	MNI’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010;

●	certain interim financial statements and reports to stockholders and Quarterly Reports on Form 10-Q of MNI; and

●	certain internal financial analyses and forecasts of MNI prepared by MNI’s management and reviewed in discussions between MNI’s management and Rodman.

    Rodman also held discussions with members of the senior management of MNI regarding their assessment of the past and current business operations, financial condition and future prospects of MNI. In addition, Rodman compared the terms of the Merger with transactions completed for other similar companies, compared the current value of MNI’s publicly traded stock to that of other similar publicly traded companies, completed a discounted cash flow analysis of MNI’s future expected cash flows, and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

    Rodman relied upon the accuracy and completeness of all of the financial, accounting, legal tax and other information discussed with or reviewed by Rodman and assumed such accuracy and completeness for purposes of rendering the opinion described above. In addition, Rodman did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of MNI and was not furnished with any such evaluation or appraisal. Rodman’s opinion did not address the underlying business decision of MNI’s Board of Directors to approve the Merger Agreement and its opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, June 10, 2010. Events occurring after June 10, 2010 may affect the opinion and the assumptions used in preparing it, and Rodman did not assume any obligation to update, revise or reaffirm the opinion.

    The following is a summary of the material financial analyses performed by Rodman in connection with its powerpoint presentation and the preparation of its written opinion. In order to fully understand the financial analyses used by Rodman, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    Publicly Traded Comparable Companies Analysis

    Using publicly available information, Rodman reviewed the current value of the publicly traded stock of certain comparable companies as a basis for comparison in assessing the current value of the Company’s publicly traded stock. The companies used in Rodman’s publicly traded comparable companies analysis were selected because of their market focus, products, growth potential, size, regulatory risk, and competitive risk, among other relevant factors. The publicly traded companies selected in the industry to which MNI was compared (the “Selected Companies”) consisted of:

●	Mannatech Inc.;

●	Medifast Inc.;

●	NutraCea;

●	Nutraceutical International Corp.;

●	Nutrition 21 Inc.;

●	Schiff Nutrition International Inc.; and

●	XELR8 Holdings, Inc.

    Rodman reviewed certain historical and projected operating performance characteristics and public market valuation metrics of MNI and compared them to those same metrics derived from publicly available information for each of the Selected Companies. In order to comparatively assess the fairness of the consideration to be received by MNI stockholders, the multiples used for MNI are based on the $4.00 in cash per share to be received by MNI stockholders in connection with the Merger. Such information included:

●	the ratio of total enterprise value (“TEV”) to revenues for the last twelve months (“LTM Revs”) (referred to as the “TEV/LTM Revs Multiple”); and

●	the ratio of total enterprise value (“TEV”) to earnings before interest, taxes, depreciation and amortization for the last twelve months (“LTM EBITDA”) (referred to as the “TEV/LTM EBITDA Multiple”).

    This analysis indicated the low, mean, median and high multiples for the Selected Companies, as compared to the corresponding transaction multiples implied by the Merger Consideration, as set forth below:

	TEV/LTM Revs	TEV/LTM EBITDA	Implied Per Share Equity Reference Ranges for MNI

High	2.5x	16.6x	$2.64-$3.35
Mean	0.9x	9.0x	$1.68-$1.78
Median	0.7x	7.1x	$1.48-$1.56
Low	0.2x	5.0x	$0.96-$1.32

MNI (based on $4.00 per share of Common Stock)	3.1x	28.5x	$4.00

    Comparable Transactions Analysis

    Using publicly available information, Rodman reviewed the terms of certain comparable acquisition transactions that have been announced and are pending or completed; its review focused on, among other precedent acquisition transactions:

Date Announced	Acquiror	Target

16-Mar-10	Chemo Iberica, S.A.	Everett Laboratories, Inc.
01-Mar-10	Hi Tech Pharmacal Co. Inc.	Blaine Company, Inc., Mag-Ox Line
21-Sep-09	Atrium Innovations Inc.	Garden of Life, Inc.
31-Dec-08	Atrium Innovations Inc.	Nutri-Health Supplements, L.L.C.
21-Nov-08	E.I.D Parry (India) Limited	Valensa International, LLC
08-Aug-08	KI NutriCare, Inc.	Allergy Research Group Inc.
30-May-08	NBTY, Inc.	Leiner Health Products Inc.
29-Oct-07	Nycomed US, Inc.	Bradley Pharmaceuticals Inc.
28-Dec-07	Hi Tech Pharmacal Co. Inc.	HWSM Pharmaceuticals, L.L.C.
20-Jun-07	Plethico Pharmaceuticals Ltd.	Natrol, Inc.
30-Nov-07	Eurand Pharmaceuticals Inc.	SourceCF, Inc.
01-Jun-07	Natrol, Inc.	Medical Research Institute
30-Mar-07	New Leaf Brands, Inc.	Nutritional Specialties, Inc.
08-Oct-06	GlaxoSmithKline Consumer Healthcare, L.P.	CNS Inc.
06-Sep-06	Glanbia plc	Seltzer Ingredients, Inc.
31-Mar-06	MM2 Group, Inc.	Genotec Nutritionals, Inc.
05-Dec-05	Natural Alternatives International Inc.	Disposition Company, Inc.
28-Apr-05	Swander Pace Capital	Genisoy Food Company, Inc.

    This analysis indicated the low, mean, median and high multiples for the Selected Transactions using data where available, as compared to the corresponding transaction multiples implied by the Merger Consideration, as set forth below:

	TEV/LTM Revs		TEV/LTM EBITDA		Implied per Share Equity Reference Ranges for MNI

High	3.9	x	17.1	x	$2.70-$4.80
Mean	1.5	x	13.0	x	$2.23-$2.31
Median	1.1	x	13.1	x	$1.89-$2.24
Low	0.4	x	8.6	x	$1.16-$1.73

MNI (based on $4.00 per share of Common Stock)	3.1	x	28.5	x	$4.00

    For each of the transactions above, Rodman reviewed the price paid for the acquired company and, when available, calculated the respective premiums to the acquired company’s unaffected stock price one day prior to announcement of the transaction.

●	Based on such review, Rodman observed that for these transactions, the highest one day premium paid was 66.3%, the lowest was 27.3%, the median was 30.5% and the average was 38.7%.

    Based on the offer of $4.00 per share of Common Stock and the share price of MNI as of June 8, 2010, Rodman calculated the MNI 1-day premium to be 53.8%.

    No company or transaction utilized in precedent transactions analyses is identical to MNI or the Merger. In evaluating the transactions, Rodman made judgments and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of MNI, such as the impact of competition on the business of MNI or the industry in which it is principally engaged, the growth of this industry and the absence of any material adverse change in the financial condition and prospects of MNI or the industry in which it is principally engaged or in the financial markets in general which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using peer group data.

    Discounted Cash Flow Analysis

    Rodman performed discounted cash flow analyses to determine a range of present values for MNI based on financial projections prepared by MNI’s management. Rodman calculated the discounted cash flow values for MNI as the sum of the net present values of:

●	the estimated unlevered future free cash flows MNI would generate for the period from FY 2011 through FY 2020; and

●	the terminal value of MNI at the end of such period using a range of terminal value multipliers.

    The analyses indicated the following implied per share equity value reference range for MNI’s Common Stock, as compared to the $4.00 per share Merger Consideration to be received by the holders of Common Stock in the Merger:

Implied Per Share Equity Reference Range for MNI	Per Share Merger Consideration

$2.43 - $3.12	$4.00

    In connection with the review of the Merger by MNI’s Board of Directors, Rodman performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Rodman considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Rodman believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its analyses and opinion. In addition, Rodman may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Rodman’s view of the actual value of MNI.

    In performing its analyses, Rodman made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MNI. Any estimates contained in Rodman’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Rodman’s analysis of the fairness, from a financial point of view, of the consideration to be received by holders of shares of Common Stock pursuant to the Merger Agreement and were conducted in connection with the delivery by Rodman of its opinion to MNI’s Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade.

    Rodman prepared the financial analyses described above for the purpose of rendering its opinion to MNI’s Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. The consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was determined through arm’s-length negotiations between MNI and Parent and was approved by MNI’s Board of Directors. Rodman did not recommend any specific merger consideration to MNI’s Board of Directors or that any given merger consideration constituted the only appropriate consideration for the Merger.

    Rodman’s opinion was one of many factors taken into consideration by MNI’s Board of Directors in making its decision to approve the Merger. Consequently, Rodman’s analyses as described above should not be viewed as determinative of the opinion of MNI’s Board of Directors with respect to the value of MNI and of the Merger Consideration or of whether MNI’s Board of Directors would have been willing to agree to a different investment transaction.

Financing Condition of the Merger

    The Merger is not conditioned on any financing arrangements.

Accounting Treatment of the Merger

    The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

    The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of our Common Stock. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this information statement, regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service (“IRS”) and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this information statement are not binding on the IRS or any court. We can provide no assurances that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

    This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our Common Stock. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to U.S. Holders of our Common Stock who are subject to special treatment under U.S. federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, mutual funds, real estate investment trusts, holders who hold their Common Stock as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who acquired our Common Stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code and holders who do not hold their shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code.

    For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. persons has the authority to control all of the substantial decisions of the trust. Accordingly, this discussion does not address the U.S. federal income tax consequences to any holder of our Common Stock who or which, for U.S. federal income tax purposes, is not a U.S. Holder, such as a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. In addition, this discussion does not address U.S. federal estate or gift tax consequences of the Merger, or the tax consequences of the Merger under state, local or foreign tax laws.

    If a partnership or other pass-through entity (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the Merger.

    This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of our Common Stock should consult the holder’s tax advisor as to the particular tax consequences of the Merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

    Exchange of Common Stock for Cash

    Generally, the Merger will be taxable to U.S. Holders of our Common Stock for U.S. federal income tax purposes. A U.S. Holder of our Common Stock receiving cash pursuant to the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in our Common Stock surrendered. Any such gain or loss generally will be capital gain or loss if our Common Stock is held as a capital asset at the Effective Time of the Merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the U.S. Holder has held our Common Stock for more than one year prior to the Effective Time of the Merger. If the U.S. Holder has held our Common Stock for one year or less prior to the Effective Time of the Merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. This 15% rate is scheduled to expire at the end of 2010, at which time, unless the law is changed, the rate generally will increase to 20% for non-corporate taxpayers. The deductibility of capital losses is subject to certain limitations. If a U.S. Holder acquired different blocks of our Common Stock at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of our Common Stock.

    Information Reporting and Backup Withholding

    Generally, U.S. Holders of our Common Stock will be subject to information reporting on the cash received pursuant to the Merger unless such a holder is a corporation or other exempt recipient. In addition, under the U.S. federal backup withholding tax rules, the paying agent will be required to withhold 28% of all cash payments to which a holder of Common Stock is entitled in connection with the Merger unless such holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a tax identification number, certifies that such holder is a U.S. person and that the tax identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each U.S. Holder of our Common Stock should complete and sign the Form W-9 (or appropriate substitute form) included as part of the letter of transmittal and return it to the paying agent, in order to certify that the U.S. Holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder of Common Stock under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

Any gain or loss recognized by a non-U.S. holder upon the receipt of cash in the Merger generally will not be subject to United States federal income tax unless:

●
The gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●
The non-U.S. holder owned (actually or constructively) more than 5% of our Common Stock at any time during the five years preceding the Merger, and we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes, which we do not expect to be the case.

An individual non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to tax on such gain in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain.

Information reporting and, depending on the circumstances, backup withholding will apply to the cash received in the Merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Interests of Directors and Officers in the Merger

    Members of our Board of Directors and our officers since the beginning of the last fiscal year had various interests in the Merger described in this section that are different from, or in addition to, the interests of MNI and our stockholders generally.

    Treatment of Options

    The Merger Agreement provides that each Company stock option to purchase our Common Stock granted under any Company equity compensation plan (“Options”), whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time of the Merger will be cancelled and exchanged for a cash payment equal to the product of (i) the excess (if any) of the Merger Consideration over the exercise price of the Option and (ii) the number of shares of Common Stock subject to such Option, whether vested or not.

The table below provides information as of June 10, 2010 for each of our directors and executive officers of the Company: (a) the aggregate number of shares of Common Stock subject to vested Options; (b) the value of such vested Options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the Merger Consideration over the respective per share exercise prices of those Options by (ii) the number of shares of Common Stock subject to those Options; (c) the aggregate number of unvested Options that will vest on the Effective Time of the Merger; (d) the value of those unvested Options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the Merger Consideration over the respective per share exercise prices of those Options by (ii) the number of shares of Common Stock subject to those Options; (e) the aggregate number of shares of Common Stock subject to vested Options and unvested Options that will vest on the Effective Time of the Merger; and (f) the aggregate value of all such vested Options and unvested Options that will vest on the Effective Time of the Merger on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the Merger Consideration over the respective per share exercise prices of those Options by (ii) the number of shares of Common Stock subject to those Options. The information in the table assumes that all currently outstanding Options will remain outstanding immediately prior to the Effective Time of the Merger.

	Vested Options		Options that Will Vest as a result of the Merger		Totals
Names	Shares	Value ($)	Shares	Value ($)	Shares	Value ($)
Executive Officers:
Arnold Gans	520,500	$915,875	0	$0	520,500	$915,875
Myra Gans	420,500	$744,375	0	$0	420,500	$744,375
Jeff Janco	300,000	$576,000	0	$0	300,000	$576,000
Frank Newman	612,000	$1,071,000	0	$0	612,000	$1,071,000
Frank Kimmerling	0	$0	0	$0	0	$0
Robert Mathias	0	$0	0	$0	0	$0
Directors:
Andrew Horowitz	104,000	$119,800	20,000	$43,800	124,000	$163,600
Bernard Korman	92,000	$92,200	20,000	$43,800	112,000	$136,000
Mark Rosenberg	97,000	$99,000	20,000	$43,800	117,000	$142,800

    Treatment of Restricted Stock

The Merger Agreement provides that each share of Common Stock that is subject to vesting or other restrictions under a Company equity incentive plan or an applicable restricted stock agreements or other agreement with the Company (“Restricted Stock”) shall become fully vested, all other restrictions shall lapse and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the Merger Consideration, less any amounts as are required to be withheld.

The table below provides, for each of our directors and executive officers of the Company, the aggregate number of shares of Common Stock that are unvested as of June 10, 2010 and the Merger Consideration to be received in connection with such restricted shares of Common Stock.

Name	Number of Shares of Restricted Stock	Value of Unvested Restricted Stock ($)(1)
Executive Officers:
Arnold Gans	35,000	$140,000
Myra Gans	35,000	$140,000
Jeff Janco	35,000	$140,000
Frank Newman	50,000	$200,000
Robert Mathias	50,833	$203,332
Frank Kimmerling	50,833	$203,332

Directors:
Andrew Horowitz	N/A	N/A
Bernard Korman	N/A	N/A
Mark Rosenberg	N/A	N/A

(1)	The value of each share of Restricted Stock shown in the table above is equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock subject to such restrictions.

    Retention Agreements

    In connection with the signing of the Merger Agreement, Parent entered into retention letter agreements (each a “Letter Agreement”) with Mr. Newman and ten other key executives and employees, including executive officers Frank Kimmerling, Arnold Gans, Myra Gans, Jeff Janco, and Robert Mathias. Mr. Newman’s Letter Agreement provides that if he remains in continuous employment and provides transition services to MNI until the six-month anniversary of the closing of the Merger, he will be entitled to a retention bonus, which bonus shall consist of the following: (a) a fixed amount of $79,954; (b) a payment in lieu of severance in the amount of $213,210; and (c) a variable lump sum payment up to a maximum of $79,954, to be determined based on MNI’s achievement of performance targets. In addition, under Mr. Newman’s Letter Agreement, he agrees to waive his right to any severance or change in control payments under his current employment agreement and to the unvested portion of his cash retention bonus granted under MNI’s Cash Retention Grant program. If the Merger Agreement is terminated, his Letter Agreement will also be automatically terminated.

    The other executive officers also entered into Letter Agreements with Danone providing that such executive officers will be entitled to retention bonuses if they remain continuously employed until at least the eighteen-month anniversary of the closing of the Merger. These retention bonuses are comprised of a fixed amount and a variable amount to be determined based on MNI’s achievement of performance targets, as described below. Under these Letter Agreements, the key executives and employees agree to waive their rights (if any) under their respective employment agreements and offer letters to any change in control payments in the event of their resignation with or without good reason. In addition, they agree to waive their rights to the unvested portion of any cash retention bonus granted under MNI’s Cash Retention Grant program. If the Merger Agreement is terminated, these Letter Agreements will also be automatically terminated. The retention bonus amounts under the Letter Agreements for the executive officers other than Mr. Newman are as follows:

●	Mr. Kimmerling: a fixed amount of $149,673 and a variable amount of up to $149,673;

●	Mr. Gans: a fixed amount of $203,769 and a variable amount of up to $203,769;

●	Ms. Gans: a fixed amount of $140,015 and a variable amount of up to $140,015;

●	Mr. Janco: a fixed amount of $149,672 and a variable amount of up to $149,672; and

●	Mr. Mathias: a fixed amount of $189,337 and a variable amount of up to $189,337.

   For the remaining employees, the aggregate amount of the fixed and maximum variable retention bonuses is $1,167,216.

    Director and Officer Exculpation, Indemnification and Insurance

    MNI’s certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of MNI’s directors. These provisions eliminate a director’s personal liability to MNI or MNI’s stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, including:

●	for any breach of the director’s duty of loyalty to MNI or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for any liability under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions); and

●	for any transaction in which the director derives an improper personal benefit.

    MNI’s bylaws also contain provisions that require MNI to indemnify its directors and officers to the fullest extent permitted by law.

    MNI has not entered into separate indemnification agreements with any of its officers or directors.

    Under the Merger Agreement, Parent and Merger Sub have agreed that all rights to indemnification by MNI in favor of its current and former officers and directors, as provided in the certificate of incorporation or bylaws of MNI, shall survive and remain in full force and effect after the Effective Time of the Merger.

    Under the Merger Agreement, Parent and the surviving corporation have agreed to honor and fulfill in all respects the obligations of the Company relating to indemnification of officers and directors and advancement of expenses under the certificate of incorporation and bylaws of the Company with respect to any matter arising out of or relating to, or in connection with, any acts or omissions occurring or alleged to have occurred prior to the Effective Time, including in connection with the approval of the Merger Agreement and the Merger.

    Pursuant to the Merger Agreement, for a period of six years following the Effective Time, Parent has agreed to cause to be maintained in effect policies of directors’ and officers’ liability insurance or a six-year tail insurance policy covering the persons who are covered by MNI’s existing directors’ and officers’ liability insurance policies for events that occur prior to the Effective Time and providing coverage at least as favorable, in the aggregate, as such existing policies. However, Parent will not be required to pay an annual premium in excess of two hundred percent (200%) of the aggregate annual amounts currently paid by MNI to maintain such existing.

Form of the Merger

    Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the time of the Merger, Merger Sub will merge with and into MNI, with MNI continuing as the surviving corporation, wholly-owned by Parent. The time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware will be the Effective Time.

Conversion of Shares; Procedures for Exchange of Certificates

    The conversion of our Common Stock into the right to receive the per share Merger Consideration in cash, without interest, will occur automatically at the Effective Time. Promptly after the Effective Time, the paying agent will send a letter of transmittal to each holder of record of a certificate or certificates of MNI Common Stock. The letter of transmittal will contain instructions for obtaining the Merger Consideration in exchange for shares of Common Stock. Stockholders should not return stock certificates before receiving the letter of transmittal.

    In the event of a transfer of ownership of our Common Stock that is not registered in the records of our transfer agent, the Merger Consideration for shares of Common Stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

●	the certificate is properly endorsed or otherwise is in proper form for transfer; and

●
the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes that the tax has been paid or is not applicable.

    The Merger Consideration paid upon conversion of the shares of Common Stock will be issued in full satisfaction of all rights relating to the shares of Common Stock.

    If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the per share Merger Consideration.

Regulatory Approvals Required for the Merger

    Other than the expiration of 20 days from the mailing of this information statement to MNI’s stockholders and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, there are no material federal, state or foreign regulatory requirements, approvals or filings required for the completion of the Merger that have not been obtained.

Certain Effects of the Merger

    If the Merger is completed, MNI will become a wholly-owned subsidiary of Parent and the MNI Common Stock will cease to be listed on the NASDAQ Capital Market and will not be publicly traded. In addition, upon consummation of the Merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Exchange Act will be terminated upon application to the SEC.

    MNI’s Common Stock is currently registered under the Exchange Act. Such registration may be terminated upon application of MNI to the SEC if the shares of Common Stock are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by MNI to its stockholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to MNI, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with stockholders’ meetings and the related requirement of furnishing an annual report to stockholders and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of MNI and persons holding “restricted securities” of MNI to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act may be impaired or eliminated. If registration of the Common Stock under the Exchange Act is terminated, the Common Stock will no longer be “margin securities” or be eligible for listing on NASDAQ. In addition, if the registration of MNI’s Common Stock is terminated, MNI will no longer be subject to certain provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act with respect to MNI’s Common Stock. We intend and will cause MNI to terminate the registration of the Common Stock under the Exchange Act as soon after consummation of the Merger as the requirements for termination of registration are met.

    Upon consummation of the Merger, you will cease to have rights as a stockholder, other than your right to either receive the per share Merger Consideration or to exercise your appraisal rights, and you will no longer have any interest in any of our future earnings or growth, if any.

Past Contacts with Parent and Merger Sub

    Other than with respect to negotiations related to the Merger as described in “The Merger—Background of the Merger” on page 10 of this information statement, there have not been any other negotiations, transactions or material contacts with Parent or Merger Sub during the last two (2) years.

THE MERGER AGREEMENT

    This section of this information statement describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. We have included this description of the Merger Agreement to provide you with information regarding its terms. We have not provided this description to provide you with any other factual information about us. You can find such factual information elsewhere in this information statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below. Capitalized terms not herein defined have the meanings ascribed to them in the Merger Agreement.

Explanatory Note Regarding the Merger Agreement

    The Merger Agreement has been included to provide investors and our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The Merger Agreement contains representations and warranties of the Company, Merger Sub and Parent, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

    At the Effective Time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement and in accordance with the DGCL, Merger Sub will merge with and into MNI, the separate corporate existence of Merger Sub shall cease and MNI shall be the surviving corporation of the Merger. As of the Effective Time of the Merger, the certificate of incorporation of the surviving corporation shall be amended to read the same as the certificate of incorporation of Merger Sub; provided that Article I thereof shall be amended to provide that the name of the corporation is Medical Nutrition USA, Inc. Additionally, unless otherwise determined by Parent, the bylaws of the Company shall be amended to read the same as the bylaws of Merger Sub. The directors of Merger Sub immediately prior to the Effective Time of the Merger will, from and after the Effective Time of the Merger, be the directors of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. Our officers immediately prior to the Effective Time of the Merger will, from and after the Effective Time of the Merger, be the officers of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

When the Merger Becomes Effective

    The Company and Merger Sub will file a certificate of merger (“Certificate of Merger”) with the Secretary of State of the State of Delaware as soon as practicable following the date on which the last of the conditions to the closing of the Merger described under “The Merger Agreement—Conditions to the Merger” beginning on page 31 have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions). The Merger will become effective at the time the Certificate of Merger is duly filed with the Secretary of State or at some later date agreed upon by Parent and the Company and specified in the Certificate of Merger.

Consideration to be Received Pursuant to the Merger

    Conversion of our Common Stock

    The Merger Agreement provides that each share of our Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, except those shares owned by the Company as treasury stock, or shares held by stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the DGCL, will be cancelled and converted automatically into the right to receive the Merger Consideration, without interest. After the Effective Time of the Merger, each holder of a certificate representing any shares of our Common Stock (other than shares for which appraisal rights have been properly demanded and perfected under Section 262 of the DGCL) will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration. All shares of Common Stock that have been converted into the right to receive the Merger Consideration, and all shares of Common Stock owned by the Company as treasury stock, will be automatically cancelled and cease to exist.

    Treatment of Options; Restricted Stock

    The Merger Agreement provides that prior to the Effective Time, MNI will take all actions necessary to provide that each Option to purchase shares of Common Stock pursuant to the Company’s existing stock incentive plans (the “Stock Plans”) outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) will be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Common Stock then subject to the Option (without interest and less applicable withholding taxes) or, if the Option Consideration is a negative number, no such cash payment will be due and owing. Pursuant to the terms of each outstanding Option agreement, the vesting of all such Options shall automatically accelerate such that all such Options are fully vested immediate, prior to the Effective Time. Option Consideration means, with respect to each share of Common Stock under a particular Option, an amount equal to (i) the per share Merger Consideration, less (ii) the exercise price payable in respect of each share of Common Stock under such Option. MNI agreed to take all actions necessary prior to the Effective Time to terminate all of the Stock Plans, effective at or before the Effective Time.

    The Merger Agreement further provides that as soon as practicable following the date of the Merger Agreement, MNI will take all action necessary to provide that any Restricted Stock outstanding immediately prior to the Effective Time that is subject to vesting or other restrictions under a Stock Plan or any restricted stock agreement shall become fully vested and all other restrictions shall lapse. In connection therewith, each holder of Restricted Stock shall be entitled to receive a cash amount per share of Restricted Stock equal to the Merger Consideration. Restricted Stock means restricted shares of Common Stock outstanding immediately prior to the Effective Time with respect to which restrictions have not lapsed, and which award shall not have expired or terminated, to a current or former employee, director or independent contractor of MNI or one of its subsidiaries or any predecessor thereof pursuant to any applicable Stock Plan or any other contract or agreement entered into by MNI or any of its subsidiaries.

Procedures for Receiving Merger Consideration

    At the Effective Time of the Merger, Parent will deposit, or cause to be deposited, with a bank or trust company chosen to act as paying agent for the transaction cash sufficient to pay our stockholders (except those shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the DGCL and shares owned by the Company as treasury stock or by Parent or Merger Sub) the aggregate Merger Consideration to which they are entitled under the Merger Agreement. The Merger Consideration will be payable upon the due surrender of the certificates (“Certificates”) that represented our Common Stock as promptly as reasonably practicable after the Effective Time of the Merger, or non-certificated shares of Common Stock (“Uncertificated Shares”). The cash deposited pursuant to the foregoing is referred to as the “Payment Fund.”

    As soon as reasonably practicable after the Effective Time of the Merger, the surviving corporation will cause the paying agent to mail to each record holder of our Common Stock a letter of transmittal and instructions for use in effecting the surrender of Certificates or Uncertificated Shares in exchange for the Merger Consideration. Each stockholder will be entitled to receive the appropriate Merger Consideration upon surrendering to the paying agent such stockholder’s Certificates or Uncertificated Shares, together with a properly executed letter of transmittal and any other documents required by the paying agent. The Merger Consideration and any other consideration paid under the Merger Agreement may be reduced by any applicable withholding taxes as required by law. You should not return your Certificates to the paying agent without a letter of transmittal, and you should not return your Certificates to the Company.

    If a payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be endorsed properly or otherwise be in proper form for transfer and that the person requesting the payment will have paid all applicable taxes relating to the payment of Merger Consideration to a person other than the registered holder of the Certificate surrendered or will have to establish that such taxes either have been paid or are not applicable.

    At the close of business on the day of the Effective Time of the Merger, the stock transfer books of the Company will be closed and there will be no further registration of transfers of our Common Stock in the stock transfer books of the surviving corporation. From and after the Effective Time of the Merger, the holders of Certificates or Uncertificated Shares shall cease to have any rights as a stockholder of MNI except as provided under the Merger Agreement or applicable law.

    Lost, Stolen or Destroyed Certificates

If any stockholder is unable to surrender such holder’s Certificate because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance reasonably satisfactory to the surviving corporation.

Representations and Warranties

    In the Merger Agreement, MNI has made customary representations and warranties to Parent and Merger Sub, including representations relating to: organization and authorization of MNI; MNI’s capitalization; no conflicts with or consents required in connection with the Merger; MNI’s financial statements; no material adverse effect; legal proceedings; material contracts; taxes; commissions and fees; employee benefit plans and employment matters; regulatory compliance; intellectual property; insurance; real property; environmental matters; opinion of financial advisor; this information statement; no rights agreement; and state takeover statutes.

    In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to MNI, including representations relating to: organization and authorization of Parent and Merger Sub; no conflicts with or consents required in connection with the Merger; commissions and fees; information supplied in this information statement; and availability of funds.

Conduct of Business Pending the Merger

    Under the Merger Agreement, from the date of the Merger Agreement until the Effective Time, except as contemplated by the Merger Agreement, and unless Parent otherwise consents in writing, MNI has agreed to certain restrictions on the operation of the business of the Company. In general, MNI has agreed to conduct its business in the ordinary course of business and to use its reasonable best efforts to (i) preserve substantially intact, the business organization of the Company; (ii) keep available the services of the current officers, employees and consultants of the Company; and (iii) preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

    Additionally, under the Merger Agreement, MNI has agreed, from the date of the Merger Agreement until the Effective Time, to be subject to customary operating covenants and restrictions, including restrictions relating to (i) the amendment of its organizational documents; (ii) the issuance, sale or pledge of its stock; (iii) the declaration, setting aside or payment of dividends or other distributions; (iv) the recapitalization, reclassification, combination, split, subdivision or redemption or purchase of outstanding stock or other securities of the Company; (v) the sale or encumbrance of material property or material assets; (vi) acquisitions, mergers, consolidations and asset purchases; (vii) the hiring of additional employees and the compensation of Company employees; (viii) acceleration of the vesting of Options; (ix) actions with respect to accounting policies or procedures; (x) making or changing of any material tax election, settling or compromising any material tax liability of the Company and other tax issues; (xi) entering into, amending, modifying in any material respects, assigning and other matters relating to material contracts of the Company; (xii) settling any litigation or other action, including any action relating to the Merger or the Merger Agreement; (xiii) taking certain actions with respect to Company intellectual property; (xiv) exercising any options with respect to leased real property (other than rights of renewal); (xv) the making of timely filings with the SEC; (xvi) the maintenance of insurance; and (xvii) announcing, entering into or otherwise making a commitment to do any of the above.

Stockholder Action by Written Consent

    We are required pursuant to the terms of the Merger Agreement to prepare and deliver to the Company’s stockholders this information statement and give prompt notice of the adoption of the Merger Agreement by stockholder written consent in accordance with Section 228 of the DGCL to all holders of Common Stock not executing the written consents, together with any additional information required by the DGCL, including a description of the appraisal rights of holders of Common Stock available under Section 262 of the DGCL.

    On June 10, 2010, following execution of the Merger Agreement, Stockholders who collectively owned shares of Common Stock representing approximately 56% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement, delivered to the Company written consents adopting the Merger Agreement.

Reasonable Best Efforts to Cause the Merger to Occur

    Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the Merger, including obtaining all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company necessary for the consummation of the Merger and to fulfill the conditions to the Merger.

Indemnification and Insurance

    The Merger Agreement provides that Parent and the surviving corporation will honor and fulfill in all respects the obligations of the Company relating to indemnification of directors and officers and advancement of expenses under the Company’s existing organizational documents with respect to any matter arising out of, relating to, or in connection with any actions occurring or alleged to have occurred prior to the Effective Time, including in connection with the approval of the Merger Agreement. Additionally, Parent and the surviving corporation have agreed that the Company’s certificate of incorporation and bylaws will not be amended, repealed or otherwise modified in any manner that would affect adversely the rights of the Company’s directors and officers thereunder relating to indemnification, exculpation and the advancement of expenses.

    The Merger Agreement also provides that for a period of six years after the Effective Time, the current policies of directors’ and officers’ (D&O) liability insurance maintained by MNI with respect to claims arising from facts or events which occurred before the Effective Time (or comparable substitute policies) will be maintained in effect; provided, however, that the cost of such coverage shall not exceed 200% of the amount of the aggregate annual premiums currently paid by the Company for such insurance. In satisfaction of the foregoing, Parent may purchase six year “tail” coverage under the existing D&O policies from insurance carriers with financial strength ratings equal to or greater than the financial strength ratings of the Company’s existing D&O liability insurance carriers.

Conditions to the Merger

    Conditions to Each Party’s Obligations

    The respective obligations of each of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver at or before the Effective Time of the Merger of the following conditions:

●
the adoption of the Merger Agreement by our stockholders, which occurred when stockholders collectively holding a majority of the outstanding shares of Common Stock executed and delivered written consents on June 10, 2010;

●	the distribution of this information statement to the Company’s stockholders and the passage of at least 20 days following such distribution; and

●	absence of any court or governmental authority having taken any action enjoining, restraining or otherwise prohibiting the consummation of the Merger.

    Conditions to Parent’s and Merger Sub’s Obligations

    The obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver at or before the Effective Time of the Merger of the following additional conditions:

●	the representations and warranties of the Company being true and correct as of the Effective Time of the Merger (subject to customary materiality qualifiers);

●	the Company having performed in all material respects all covenants required to be performed by it;

●
the Company having delivered to Parent a certificate, dated as of the date of the closing and signed by a duly authorized officer of the Company, certifying as to the satisfaction of the above conditions with respect to the representations and warranties and performance of the Company’s obligations; and

●	the absence of any Material Adverse Effect (as defined in the Merger Agreement) since June 10, 2010.

    Conditions to the Company’s Obligation

    The obligation of the Company to complete the Merger is subject to the satisfaction or waiver at or before the Effective Time of the Merger of the following additional conditions:

●	the representations and warranties of Parent and Merger Sub being true and correct as of the Effective Time of the Merger (subject to customary materiality qualifiers);

●	Each of Parent and Merger Sub having performed in all material respects all covenants required to be performed by it; and

●
Parent having delivered to the Company a certificate, dated as of the date of the closing and signed by a duly authorized officer of Parent, certifying as to the satisfaction of the above conditions with respect to the representations and warranties and performance of Parent’s and Merger Sub’s obligations.

Termination

    The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Merger Agreement has been adopted by MNI’s stockholders:

(a)	by mutual written consent of each of Parent and MNI;

(b)	by either Parent or MNI:

(i)
if the Merger has not been consummated on or before December 10, 2010, except that the right to terminate the Merger Agreement under this clause shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been a principal cause of or resulted in the event specified in such clause; or

(ii)
if any court or governmental authority has taken any action enjoining, restraining or otherwise prohibiting the consummation of the Merger which has become final and non-appealable, provided that the party seeking to terminate the Merger Agreement for this reason is not in breach of its obligations to use its reasonable best efforts to consummate the Merger.

(c)	by Parent, if:

(i)
stockholder written consents representing a majority of the Common Stock in favor of adoption of the Merger Agreement have not been executed and delivered to Parent and MNI within twenty-four (24) hours after the execution of the Merger Agreement, which occurred when stockholders collectively holding a majority of the outstanding shares of Common Stock executed and delivered written consents on June 10, 2010 adopting the Merger Agreement;

(ii)
MNI shall have breached or failed to perform any of its representations, warranties, covenants or agreements under the Merger Agreement that would cause certain conditions to closing not to be satisfied and such breach or failure to perform is not cured within 15 days following receipt of written notice of such breach or failure from Parent; or

	(iii)	if there has been any Company Material Adverse Effect (as defined in the Merger Agreement).

(d)
by MNI, if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements under the Merger Agreement that would cause certain conditions to closing not to be satisfied and such breach or failure to perform is not cured within 15 days following receipt of written notice of such breach or failure from MNI.

Amendment

    The Merger Agreement may be amended by the parties to the Merger Agreement at any time before or after adoption of the Merger Agreement by the holders of the shares of Common Stock; provided, however, after adoption of the Merger Agreement by the stockholders of MNI, there may not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders being obtained. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

APPRAISAL RIGHTS

    The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of the DGCL, which are attached as Annex C to this information statement and incorporated herein by reference. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow any of these statutory procedures set forth in Annex C may result in a termination or waiver of your appraisal rights under applicable law. Therefore, this summary and Annex C should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to reserve the right to do so.

    Under the DGCL, stockholders of MNI are entitled to appraisal rights for any or all of the shares of Common Stock held by them at the Effective Time provided that they comply with the conditions established by Section 262 of the DGCL (“Section 262”). Annexed as Annex C to this information statement is a copy of Section 262 which sets forth your statutory rights of appraisal and the procedures for effecting these rights.

    Section 262 sets forth the procedures a stockholder must follow to have his, her or its shares appraised by the Delaware Court of Chancery (the “Court”) and to receive payment of the “fair value” of such shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court. The statutory rights of appraisal granted by Section 262 are subject to strict compliance with the procedures set forth in Section 262.

    Under Section 262, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either a constituent corporation before the Effective Time of the merger or the surviving or resulting corporation, within 10 days after the Effective Time of the merger, must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders. This information statement constitutes notice to holders of MNI’s Common Stock concerning the availability of appraisal rights under Section 262.

    A stockholder electing to exercise appraisal rights must demand in writing from MNI the appraisal of his, her or its shares of Common Stock within 20 days after the date of mailing of this information statement. Accordingly, this 20 day period will terminate on July 22, 2010. Such demand will be sufficient if it reasonably informs MNI of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his, her or its shares of Common Stock. The address for delivery of demand is: Medical Nutrition USA Inc., 10 West Forest Avenue, Englewood, New Jersey 07631, Attention: Corporate Secretary.

    Only a stockholder of record on the Effective Time of the Merger is entitled to assert appraisal rights for the shares of Common Stock registered in her, his or its name. The demand should be executed by or for the stockholder of record, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. A person having a beneficial interest in shares held of record in the name of another person must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depositary nominee, such as The Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depositary nominee and must identify the depositary nominee as the holder of record. A stockholder of record who holds shares of Common Stock as nominee for a beneficial owner may exercise appraisal rights with respect to the securities held for one or more beneficial owners while not exercising such rights for other beneficial owners. In addition, any stockholder of record who holds shares of Common Stock for her, his or its own account or for one beneficial owner, may demand appraisal for less than all of such shares. In such case, the written demand must set forth the number of shares of Common Stock as to which demand for appraisal is made. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock standing in the name of the record owner. MNI must send a notice of the Effective Time of the Merger either prior to the Effective Time of the Merger or within 10 days thereafter. If the notice is sent more than 20 days following the sending of this notice, the notice of the Effective Time of the Merger need only be sent to stockholders who have demanded appraisal rights.

    Within 120 days after the Effective Time of the Merger, MNI or any stockholder who has satisfied the provisions of Section 262 may commence an appraisal proceeding by filing a petition with the Court, with a copy served on MNI in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by such stockholders entitled to appraisal rights. Stockholders seeking to exercise appraisal rights should not assume that MNI will file a petition with respect to the appraisal of the value of their shares or that MNI will initiate any negotiations with respect to the “fair value” of such shares. Accordingly, it is the obligation of each stockholder to initiate all necessary action to perfect such stockholder’s appraisal rights within the time periods prescribed by Section 262.

    Within 120 days after the Effective Time of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, will be entitled, upon written request, to receive from MNI a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by MNI or, if later, within 10 days after the expiration of the period for delivery to MNI of appraisal demands. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request such a statement from MNI and may also file a petition for appraisal.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Court will determine the stockholders entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the appraisal proceeding shall be conducted, as to the shares owned by such stockholders, in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of such shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger with interest thereon to be paid in accordance with Section 262 as the Court so determines.

    In determining such “fair value,” the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., decided February 1, 1983, the Delaware Supreme Court set forth the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company . . . .” The Delaware Supreme Court stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., dated October 14, 1996, the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.” In Weinberger, the Delaware Supreme Court held that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more, the same, or less than the per share Merger Consideration if they do not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. Although MNI believes the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court. Moreover, MNI does not anticipate offering more than the per share Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Common Stock is less than the per share Merger Consideration.

    When the fair value is so determined, the Court shall direct the payment of the fair value of the shares, with interest thereon to be paid in accordance with Section 262 and as the Court so determines, to the dissenting stockholders entitled thereto, upon the surrender to MNI by such dissenting stockholders of the certificates formerly representing such shares. Unless the Court, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. The cost of the appraisal proceeding may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears her, his or its own expenses.

    Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to receive the payment of dividends or other distributions in respect of those shares (other than those payable to stockholders of record as of a date prior to the Effective Time of the Merger).

    If any stockholder who demands appraisal of their shares under Section 262 fails to perfect or effectively withdraws or loses the right to appraisal, the shares of such stockholder will be converted into the right to receive the per share Merger Consideration in accordance with the Merger Agreement. A stockholder will fail to perfect or effectively lose a right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time of the Merger, or if the stockholder delivers to MNI a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time of the Merger requires the written approval of MNI, and (ii) no appraisal proceeding in the Court shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days. Since MNI has no obligation or intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

    The following table presents information regarding the beneficial ownership of our Common Stock as of June 10, 2010 by (i) each person or entity known by MNI to be a beneficial owner of five percent or more of our Common Stock, (ii) each of our current directors and named executive officers, (iii) each individual who is a former director and who voted to approve the Merger Agreement on June 10, 2010, (iv) former directors and named executive officers serving during our last fiscal year, and (iv) all current directors and officers as a group.

    In general, “beneficial ownership” includes the shares of Common Stock that an individual has the power to vote or the power to dispose of and stock options that are exercisable currently or become exercisable or redeemable within 60 days and restricted stock units that could vest within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. The percentage of outstanding shares of Common Stock beneficially owned is based on the number of shares of Common Stock outstanding as of June 10, 2010 of 14,416,808 shares of Common Stock.

    Unless indicated below, the address of each individual listed below is c/o Medical Nutrition USA Inc., 10 West Forest Avenue, Englewood, New Jersey 07631.

Title of Class	Name and address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage Beneficially Owned
	Executive Officers and Directors:
Common	Francis Newman, Chief Executive Officer, Chairman, Director	2,470,799	(3)	16.4%
Common	Bernard Korman, Director	350,278	(4)	2.4%
Common	Andrew Horowitz, Director	328,348	(5)	2.3%
Common	Mark Rosenberg, Director	111,933	(6)	*
Common	Arnold Gans, Chief Scientific Officer	1,387,689	(7)	9.0%
Common	Myra Gans, Executive Vice President	1,387,689	(8)	9.0%
Common	Jeffrey Janco, Senior Vice President, Chief Operations Officer	391,176	(9)	2.7%
Common	All directors and executive officers as a group (7 persons)	5,040,222	(10)	30.4%
	5% Stockholders:
Common	Richard Ullman,	2,886,662	(11)	20.0%
	1200 Route 46 West, Clifton, New Jersey 07013
Common	Mark Rachesky,	2,882,233	(12)	20.0%
	40 West 57th Street, New York, New York 10019

*	Less than 1%

(1)	Except as otherwise noted, the address for each person is c/o Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631.

(2)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within sixty (60) days of June 10, 2010. Each beneficial holder’s percentage ownership is determined by including shares underlying options, warrants or convertible securities which are exercisable or convertible by such person currently or within sixty (60) days of June 10, 2010, and excluding shares underlying options, warrants or convertible securities held by any other person.

(3)
Consists of (a) 1,858,799 shares of Common Stock, and (b) 612,000 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held by Mr. Newman.

(4)
Consists of (a) 258,278 shares of Common Stock, and (b) 92,000 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held by Mr. Korman.

(5)
Consists of (a) 224,348 shares of Common Stock, and (b) 104,000 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held by Mr. Horowitz.

(6)
Consists of (a) 14,932 shares of Common Stock, and (b) 97,000 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held by Mr. Rosenberg.

(7)
Consists of (a) 446,689 shares of Common Stock jointly owned with Myra Gans, (b) 520,500 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held directly by Mr. Gans and jointly owned with Ms. Gans, and (c) 420,500 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held directly by Ms. Gans and jointly owned with Mr. Gans.

(8)
Consists of (a) 446,689 shares of Common Stock jointly owned with Arnold Gans, (b) 420,500 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held directly by Ms. Gans and jointly owned with Mr. Gans, and (c) 520,500 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held directly by Mr. Gans and jointly owned with Ms. Gans.

(9)
Consists of (a) 91,176 shares of Common Stock, and (b) 300,000 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held by Mr. Janco.

(10)
Includes (a) 2,894,222 shares of Common Stock and (b) 2,146,000 shares of Common Stock issuable upon the exercise of options that are exercisable within sixty (60) days of June 10, 2010 held by our directors and executive officers as a group.

(11)	Mr. Ullman is a limited partner of the Ullman Family Partnership LP. Ownership consists of shares of Common Stock beneficially owned on behalf of the Ullman Family Partnership LP.

(12)
Based on the statement on Schedule 13D/A filed with the Securities and Exchange Commission on February 26, 2008 which reported on the behalf of Mark H. Rachesky, MD and various other entities. Dr. Rachesky is the managing member of MHR Capital Partners Master Account LP, MHR Advisors LLC and MHR Fund Management LLC. These funds have sole voting power over 1,986,133 shares. Dr. Rachesky owns directly and has sole voting power over 896,100 shares. Dr. Rachesky is the brother-in-law of Francis A. Newman.

MARKET PRICE OF THE COMPANY COMMON STOCK
AND DIVIDEND INFORMATION

    Our Common Stock currently trades on the NASDAQ Capital Market under the symbol “MDNU.” On the record date, June 10, 2010, there were 14,416,808 shares of Common Stock issued and outstanding. As of July 1, 2010, there were 14,416,808 shares of Common Stock issued and outstanding, held by approximately 805 stockholders of record. The following table sets forth, for the periods indicated, the high and low sales price per share of Common Stock, as reported by NASDAQ based on published financial sources. We have never paid dividends on our shares of Common Stock. Stockholders are urged to obtain a current market quotation for the shares of Common Stock.

	High	Low

Fiscal Year Ended January 31, 2009
First Quarter	$3.65	$2.72
Second Quarter	3.34	1.77
Third Quarter	2.45	1.65
Fourth Quarter	1.90	1.12
Fiscal Year Ended January 31, 2010
First Quarter	$1.75	$1.14
Second Quarter	2.40	1.38
Third Quarter	2.44	1.52
Fourth Quarter	2.80	1.78
Fiscal Year Ending January 31, 2011
First Quarter	$3.00	$2.00
Second Quarter (through June 30, 2010)	4.00	2.41

    On June 10, 2010, the last full day of trading before the public announcement of the execution of the Merger Agreement, the reported closing sales price of the shares of Common Stock on NASDAQ was $2.78 per share. On June 9, 2010, the last full day of trading before the execution of the Merger Agreement, the reported closing sales price of the Common Stock on NASDAQ was $2.55 per share. The per share Merger Consideration represents a premium of 52% over MNI’s volume weighted average share price for the 20 trading days immediately preceding the public announcement of the execution of the Merger Agreement and a premium of 44% over the closing price of the Common Stock on the last full day of trading before the public announcement of the execution of the Merger Agreement.

    On June 30, 2010, the most recent practicable date prior to the date of this information statement, the reported closing sales price of the Common Stock on NASDAQ was $3.95 per share.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act relating to our business, financial condition and other matters. Such reports and other information (including this information statement, proxy statements filed by MNI with the SEC and distributed to MNI stockholders, its Annual Report on Form 10-K, as amended, and its recently filed Quarterly Report on Form 10-Q), may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that we file with the SEC electronically via the EDGAR system. You may also obtain free copies of documents that we file with the SEC by accessing the MNI’s website at www.mdnu.com, under the heading “Investor Relations / Financial Information” or by directing a request to Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631, Attention: Investor Relations.

INCORPORATION BY REFERENCE

    Statements contained in this information statement, or in any document incorporated in this information statement by reference regarding the contents of other documents, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this information statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement, and later information that we file with the SEC, prior to the closing of the Merger, will automatically update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the Effective Time of the Merger. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

MNI Filings:	Periods:

Annual Report on Form 10-K	Fiscal Year Ended January 31, 2010
Quarterly Report on Form 10-Q	Quarterly Period Ended April 30, 2010
Current Reports on Form 8-K	Filed on June 14, 2010

    Any person, including any beneficial owner, to whom this information statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above in “Where You Can Find More Information.”

    You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

    THIS INFORMATION STATEMENT IS DATED JULY 1, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

HOUSEHOLDING OF MATERIALS

    Pursuant to the rules of the SEC, services that deliver MNI’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of MNI’s information statement, unless MNI has received contrary instructions from one or more of the stockholders. Upon written or oral request, MNI will promptly deliver a separate copy of the information statement to any stockholder at a shared address to which a single copy of the information statement was delivered. Multiple stockholders sharing the same address may also notify MNI if they wish to receive separate copies of MNI’s communications to stockholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Stockholders may notify MNI of their requests by writing Medical Nutrition USA, Inc., Attn: Chief Financial Officer, 10 West Forest Avenue, Englewood, New Jersey 07631, or by calling (201) 569-1188.

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ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

DANONE NORTH AMERICA, INC.,

RISTRETTO ACQUISITION CORP.

and

MEDICAL NUTRITION USA, INC.

Dated as of June 10, 2010

AGREEMENT AND PLAN OF MERGER, dated as of June 10, 2010 (this “Agreement”), among DANONE NORTH AMERICA, INC., a Delaware corporation (“Parent”), RISTRETTO ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and MEDICAL NUTRITION USA, INC., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth in this Agreement, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend the adoption of this Agreement by the stockholders of the Company (the “Company Board Recommendation”);

WHEREAS, as a condition and inducement to Parent entering into this Agreement, Parent has requested that immediately following the execution of this Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, the persons set forth on Exhibit A hereto, who beneficially and of record own a number of shares of issued and outstanding common stock, par value $0.001 per share, of the Company (the “Company Common Stock”, with the total number of shares of Company Common Stock issued and outstanding hereinafter referred to collectively as the “Shares”) representing a majority of the issued and outstanding Shares, calculated on a Fully Diluted Basis (the “Principal Stockholders”), shall deliver to Parent and the Company written consents substantially in the form set forth as Exhibit B hereto (the “Principal Stockholder Written Consents”), pursuant to which the Principal Stockholders shall adopt this Agreement;

WHEREAS, the Board of Directors of Merger Sub has (i) approved this Agreement and declared its advisability and (ii) resolved to recommend the adoption of this Agreement by the stockholder of Merger Sub;

WHEREAS, (i) the Board of Directors of Parent has approved this Agreement and (ii) immediately following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement; and

WHEREAS, as a condition and inducement to Parent entering into this Agreement, concurrently with the execution and delivery of this Agreement, Parent is entering into retention letter agreements with certain key employees of the Company, which retention letter agreements shall become null and void if this Agreement is terminated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Definitions. (a) For purposes of this Agreement:

“affiliate” of a person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

“Company Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

“Company IP Agreements” means all contracts concerning Intellectual Property to which the Company is a party or beneficiary, or by which the Company, or any of its properties or assets, may be bound, including all (i) licenses of Intellectual Property by the Company to any person, (ii) licenses of Intellectual Property by any person to the Company, (iii) contracts between any person and the Company relating to the transfer, development, maintenance or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement or other practices with respect to Internet websites, and (iv) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Intellectual Property.

“Company Stockholder Approval” means the adoption of this Agreement by holders of a majority of the issued and outstanding Shares, calculated on a Fully Diluted Basis, in accordance with the DGCL and the Company Governing Documents.

“Contingent Worker” means any independent contractor, temporary employee, leased employee, volunteer or any other servant or agent who provides services to the Company and is compensated other than through reportable wages as an employee of the Company.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Claim” means any and all actions, claims, suits, arbitrations, inquiries, proceedings, investigations, demands, demand letters, liens, notices of noncompliance or violation, notices of liability or potential liability, consent orders or consent agreements relating to any Environmental Law, Environmental Permit or Hazardous Substance.

“Environmental Law” means any Law relating to: (i) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of, or exposure to, Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution, protection of the environment, health, safety, or natural resources or natural resource damages.

“Fully Diluted Basis” means after taking into account all issued and outstanding Shares and all Company Restricted Stock Awards.

“Hazardous Substances” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, asbestos, toxic mold and radon, and (v) any other contaminant, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Intellectual Property” means, in any and all jurisdictions worldwide, all (i) patents, utility models, inventions and discoveries, statutory invention registrations, mask works, invention disclosures, and industrial designs, Community designs and other designs, (ii) trademarks, service marks, domain names, uniform resource locators, trade dress, trade names, geographical indications and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith (collectively, “Trademarks”), (iii) works of authorship (including software) and copyrights, and moral rights, design rights and database rights therein and thereto, (iv) confidential and proprietary information, including trade secrets, know how and invention rights, (v) rights of privacy and publicity, (vi) registrations, applications, renewals and extensions for any of the foregoing in (i)-(v), and (vii) any and all other proprietary rights.

“knowledge of the Company” means the actual knowledge, after due inquiry, of any director or any of the following officers of the Company: (i) Francis A. Newman, (ii) Frank Kimmerling (iii) Robert Mathias, (iv) Arnold M. Gans, (v) Myra D. Gans, (vi) Jeffrey M. Janco or (vii) Jennifer Sallit.

“Licensed Intellectual Property” means all Intellectual Property that the Company is licensed or otherwise permitted by other persons to use pursuant to the Company IP Agreements.

“Law” means any statute, law (including common law), ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of any Governmental Authority or any judicial or administrative interpretations thereof.

“Lease” means any and all leases, subleases, licenses or other occupancy agreements, sale/leaseback arrangements or similar arrangements.

“Leased Real Property” means the real property leased, subleased, licensed or otherwise occupied by the Company as tenant, subtenant, licensee or occupant together with, to the extent leased, subleased, licensed or otherwise occupied by the Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

“Lien” means all pledges, liens, charges, mortgages, encumbrances, security interests, conditional and installment sale agreements or other claims of third parties or restrictions of any kind whatsoever, including any easement, reversion interest, right of way or other encumbrance to title, limitations on voting rights, or any option, right of first refusal or right of first offer.

“Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes or effects, is or is reasonably expected to be materially adverse to (a) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company or (b) the ability of the Company to consummate the Merger; provided, that any event, circumstance, change or effect resulting from the following shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) changes in general economic conditions, including changes in currency exchange rates, or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on the Company; (ii) changes in applicable Law or GAAP or any interpretation thereof that do not have a materially disproportionate effect (relative to other industry participants) on the Company; (iii) acts of war, armed hostilities or terrorism, or any escalation or worsening of any such acts of war, armed hostilities or terrorism under way as of the date of this Agreement that do not have a materially disproportionate effect (relative to other industry participants) on the Company; (iv) floods, earthquakes or other natural disasters that do not have a materially disproportionate effect (relative to other industry participants) on the Company, unless such effect can reasonably be expected to be promptly remediated in accordance with the Company’s disaster recovery plan, as currently in effect (a copy of which has been provided to Parent); or (v) the public announcement of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors or employees.

“Off-the-Shelf Software” means all software used or held for use by the Company that is commercially available off-the-shelf software that (i) is not material to the Company, (ii) has not been modified or customized for the Company, and (iii) is licensed to the Company for a one-time or annual fee of $10,000 or less.

“Options” means options, rights of first offer or rights of first refusal contained in any Lease pertaining to the Leased Real Property, including any such options or rights pertaining to purchase, expansion, renewal, extension, relocation or termination.

“Owned Intellectual Property” means all Intellectual Property owned by or under obligation of assignment to the Company.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Company is not otherwise subject to civil or criminal liability due to its existence: (a) Liens for Taxes not yet due and payable; (b) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (i) as to which there is no default on the part of the Company or the validity or amount of which is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Company, (ii) which are not overdue for a period of more than thirty (30) days and (iii) which do not, individually or in the aggregate, materially adversely affect the value or the use or occupancy of such property for its current and anticipated purposes; (c) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations and (d) minor survey exceptions, customary utility easements and other minor customary encumbrances on title to Leased Real Property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use or occupancy of such property for its current and anticipated purposes.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Registered” means issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

“Remedial Action” means all action to (i) clean up, remove, treat or handle in any other way Hazardous Substances in the environment, (ii) restore or reclaim the environment or natural resources, (iii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or the environment, or (iv) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance or monitoring.

“Representative” of a person means such person’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Subsidiary” or “Subsidiaries” of a person means any corporation, limited liability company, partnership, limited partnership, association, trust, unincorporated organization or other legal entity of which such person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity, or any person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Taxes” means any and all United States and non-United States federal, state, local and foreign taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed or otherwise assessed by any Governmental Authority or other taxing authority, whether or not disputed and whether or not shown on any Tax Return, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

“Tax Return” means any return, declaration, report, statement, information statement or other document (including any attachments or schedules thereto and amendments thereof) in respect of Taxes filed or required to be filed with a Governmental Authority or other taxing authority (domestic or foreign) by any person, or with respect to such person or required to include such person, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

(b)           The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	§ 4.09
Agreement	Preamble
Ancillary Documents	§ 4.13(b)
Certificate of Merger	§ 2.03
Certificates	§ 3.04(b)
Closing	§ 2.02
Closing Date	§ 2.02
Code	§ 3.04(e)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Equity Awards	§ 4.03(a)
Company Equity Plans	§ 3.02(a)
Company Financial Advisor	§ 4.23
Company Governing Documents	§ 4.02
Company Preferred Stock	§ 4.03(a)
Company Restricted Stock Award	§ 3.02(b)
Company Stock Option	§ 3.02(a)
Confidentiality Agreement	§ 7.03(b)
DGCL	Recitals

Defined Term	Location of Definition
Disclosure Schedule	Article IV
Dissenting Shares	§ 3.03(a)
Effective Time	§ 2.03
Environmental Permits	§ 4.17(a)
ERISA	§ 4.10(a)
Exchange Act	§ 4.07(a)
Fairness Opinion	§ 4.25
FDA	§ 4.06(a)
FTC	§ 4.06(c)
GAAP	§ 4.07(b)
Governmental Authority	§ 4.05(b)
Indemnified Parties	§ 7.05(a)
Information Statement	§ 7.01(a)
IRS	§ 4.10(e)
Material Company Insurance Policies	§ 4.20
Material Contracts	§ 4.19(a)
Merger	Recitals
Merger Consideration	§ 3.01(b)
Merger Sub	Preamble
NASDAQ	§ 4.05(b)
Outside Date	§ 9.01(b)
Parent	Preamble
Paying Agent	§ 3.04(a)
Payment Fund	§ 3.04(a)
Permits	§ 4.06(b)
Plans	§ 4.10(a)
Post-Signing Returns	§ 7.11
Principal Stockholders	Recitals
Principal Stockholder Written Consents	Recitals
Regulated Products	§ 4.06(a)
Restraints	§ 8.01(c)
SEC	§ 4.02
SEC Reports	§ 4.07(a)
Section 262	§ 3.03(a)
Securities Act	§ 4.07(a)
Share or Shares	Recitals
Surviving Corporation	§ 2.04
Trademarks	§ 1.01
Uncertificated Shares	§ 3.04(b)

SECTION 1.02 Interpretation and Rules of Construction. (a) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)           when a reference is made in this Agreement to an Article, Section, sub-Section, Exhibit or Schedule, such reference is to the corresponding Article, Section or sub-Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(ii)          the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)         whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)         the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)          all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi)         the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii)        any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(viii)       references to a person are also to its successors and permitted assigns;

(ix)          the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(x)           the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)          The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

ARTICLE II
THE MERGER

SECTION 2.01 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.

SECTION 2.02 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m. on a date that is no later than the third Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions), unless another date or place shall be agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

SECTION 2.03 Effective Time. As soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the parties shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 2.04 Effect of the Merger. As a result of the Merger, following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.05 Certificate of Incorporation; Bylaws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by Law and such Certificate of Incorporation; provided, that Article I thereof shall be amended to read as follows: “The name of the corporation is Medical Nutrition USA, Inc. (the “Corporation”)”.

(b)           Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to read the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

SECTION 2.06 Directors and Officers. Upon the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Prior to the Effective Time, the Company shall take all actions necessary to obtain any resignations of its directors to be effective as of the Effective Time.

ARTICLE III
MERGER CONSIDERATION; EXCHANGE OF SHARES

SECTION 3.01 Exchange of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)           Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

(b)           Capital Stock of the Company. Subject to the other provisions of this Article III, each Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted automatically into the right to receive $4.00 in cash, without interest (the “Merger Consideration”). All such Shares, when so converted, shall cease to be outstanding and shall automatically be cancelled and cease to exist. Each holder of a certificate or book-entry share formerly representing any such converted Shares (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(c)           Treasury Shares. Each Share held in the treasury of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(d)           Impact of Stock Splits, Etc. In the event of any change in the number of Shares, or securities convertible or exchangeable into or exercisable for Shares (including options to purchase Shares), issued and outstanding between the date of this Agreement and the Effective Time by reason of any stock split (including a reverse split), stock dividend or distribution, subdivision, reclassification, recapitalization, combination, merger, issuer tender or exchange offer, or other similar transaction with a record date during such period, the Merger Consideration to be paid for each Share as provided in this Agreement shall be equitably adjusted to reflect such change and, as so adjusted, shall from and after the date of such event be the Merger Consideration.

SECTION 3.02 Options; Restricted Shares.

(a)           Company Stock Options. As of the Effective Time, the Company shall take all necessary action, including using its reasonable best efforts to obtain the consent of the individual option holders, if necessary, to cancel, at the Effective Time, each outstanding option to purchase Shares (each, a “Company Stock Option”) granted under an equity based compensation plan listed in Section 3.02(a) of the Disclosure Schedule (the “Company Equity Plans”), or otherwise, that is outstanding and unexercised, whether or not vested or exercisable, as of such date. Each holder of a Company Stock Option that is outstanding and unexercised at the Effective Time and who has, if necessary, consented to the cancellation of such holder’s Company Stock Options, shall, to the extent permitted by applicable Law, be entitled to be paid by the Surviving Corporation, with respect to each Share subject to the Company Stock Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the applicable per Share exercise price of such Company Stock Option, less any amounts as are required to be withheld or deducted under the Code or otherwise.

(b)           Restricted Stock. As of the Effective Time, any Shares outstanding immediately prior to the Effective Time that are subject to vesting or other restrictions under a Company Equity Plan or any applicable restricted stock agreement or other agreement with the Company (a “Company Restricted Stock Award”) shall become fully vested, all other restrictions shall lapse, and the holder thereof shall be entitled to receive an amount in cash, without interest, equal to the Merger Consideration, less any amounts as are required to be withheld or deducted under the Code or otherwise.

(c)           Company Approvals. Prior to the Effective Time, the Company shall take such actions as may be necessary to cause dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3 and the SEC Interpretive Letter, 1999 WL 115 40 (January 12, 1999).

SECTION 3.03 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands appraisal for such Shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder’s Dissenting Shares in accordance with the provisions of Section 262. At the Effective Time, the Dissenting Shares shall no longer be outstanding, and each holder of a Certificate or Uncertificated Share that immediately prior to the Effective Time represented Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, all Dissenting Shares held by any stockholder who shall have failed to perfect, withdrawn or lost such stockholder’s rights to appraisal of such Dissenting Shares under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, in the manner provided in Section 3.04.

(b)           The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

SECTION 3.04 Payment and Exchange of Certificates and Book-Entry Shares. (a) At or prior to the Effective Time, Merger Sub shall designate a bank or trust company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which holders of Shares shall become entitled pursuant to Sections 3.01(b), 3.02(a) and 3.02(b). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares, Company Stock Options and Company Restricted Stock Awards, for payment in accordance with this Article III through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Sections 3.01(b), 3.02(a) and 3.02(b) (the “Payment Fund”). Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation. Any interest or other income resulting from such investments shall be paid to and be income of Parent. The Payment Fund shall not be used for any other purpose.

(b)           As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to deliver to (i) each person who was, as of immediately prior to the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.01(b) and (ii) each holder of a Company Stock Option or a Company Restricted Stock Award as of the Effective Time entitled to receive the Merger Consideration pursuant to Sections 3.02(a) and 3.02(b), a form of letter of transmittal (which shall be in a form reasonably acceptable to the Company and its legal counsel and shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates evidencing such Shares (the “Certificates”) or transfer of the uncertificated Shares (the “Uncertificated Shares”) to the Paying Agent) and instructions for use in effecting the surrender of the Certificates or the Uncertificated Shares pursuant to such letter of transmittal. Each holder of Shares shall be entitled to receive, upon (A) surrender to the Paying Agent of a Certificate or Uncertificated Shares, together with a properly completed letter of transmittal, or (B) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration, without interest, payable for each Share represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable Merger Consideration as provided for herein.

(c)           If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered on the stock transfer books of the Company, it shall be a condition of payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(d)           If any holder of Shares is unable to surrender such holder’s Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

(e)           Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of Shares such amount as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

(f)           At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Laws.

SECTION 3.05 Stock Transfer Books. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Merger Sub to enter into this Agreement, except as set forth in the corresponding section of the disclosure letter dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Disclosure Schedule”) (with specific reference to the particular section or subsection of this Agreement to which the information in the Disclosure Schedule relates, it being agreed that disclosure of any item in any section of the Disclosure Schedule shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub that:

SECTION 4.01 Organization and Qualification. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect.

(b)           The Company has no Subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any person.

SECTION 4.02 Company Governing Documents. The Company has heretofore made available to Parent or filed or included as exhibits to reports filed by the Company under the Exchange Act with the Securities and Exchange Commission (the “SEC”) a complete and correct copy of the Certificate of Incorporation and Bylaws of the Company (collectively, the “Company Governing Documents”), each as amended to date. Such Company Governing Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Governing Documents.

SECTION 4.03 Capitalization. (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of June 9 2010, (i) 14,416,808 shares of Company Common Stock are issued and outstanding (including the Company Restricted Stock Awards), all of which are validly issued, fully paid and nonassessable, (ii) 22,851 shares of Company Common Stock are held in the treasury of the Company and (iii) 2,685,950 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Stock Options (the “Company Equity Awards”). As of June 9, 2010, no shares of Company Preferred Stock are issued and outstanding. From the close of business on June 9, 2010 until the date of this Agreement, no shares of Company Common Stock have been issued except upon exercise of Company Stock Options outstanding on June 9, 2010, no shares of Company Preferred Stock have been issued, and no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company have been granted or entered into.

(b)           Section 4.03(b) of the Disclosure Schedule sets forth the following information with respect to each Company Equity Award outstanding as of June 9, 2010: (i) the name and address of the Company Equity Award recipient; (ii) the particular plan pursuant to which such Company Equity Award was granted; (iii) the number of shares of Company Common Stock subject to such Company Equity Award; (iv) the exercise or purchase price of such Company Equity Award; (v) the date on which such Company Equity Award was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Equity Award expires. The Company has made available to Parent or included as exhibits to reports filed by the Company under the Exchange Act accurate and complete copies of all Company Equity Plans pursuant to which the Company has granted the Company Equity Awards that are currently outstanding and the form of all award agreements evidencing the Company Restricted Stock Awards. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Equity Award as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Options have been issued and granted in compliance with (A) applicable U.S. federal securities Laws and other applicable U.S. state blue sky Laws and (B) all requirements set forth in applicable contracts.

SECTION 4.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). The Company represents that the Company Board, at a meeting duly called and held on June 9, 2010, unanimously (a) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (c) resolved to recommend the adoption of this Agreement by the stockholders of the Company. The only vote of the holders of any class of capital stock of the Company necessary to adopt this Agreement is the Company Stockholder Approval, and the Principal Stockholder Written Consents, when delivered, will constitute the Company Stockholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles.

SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger by the Company will not, (i) conflict with or violate the Company Governing Documents, (ii) assuming that all filings and other actions described in Section 4.05(b) have been made or taken, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any material property or asset of the Company pursuant to, any Material Contract to which the Company is a party or by which the Company or any material property or asset of the Company is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the Company from performing its obligations under this Agreement or would not have a Material Adverse Effect.

(b)           The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or non-United States national, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission, any non-governmental self-regulatory agency, instrumentality or commission, any stock exchange or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except for (i) compliance with the applicable requirements of the Exchange Act, (ii) compliance with the applicable requirements of the Securities Act, (iii) compliance with any applicable state securities, takeover or “blue sky” Laws, (iv) filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereby, (v) such filings or notifications as may be required under the rules and regulations of the Nasdaq Stock Market, LLC (“NASDAQ”), (vi) the filing and recordation of the Certificate of Merger as required by the DGCL and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the Company from performing its obligations under this Agreement, or would not have a Material Adverse Effect.

SECTION 4.06 Permits; Regulatory Compliance. (a) Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company, is in default or violation of any Law or any order, judgment, decision, determination, ruling, subpoena, verdict, writ, stipulation, award, injunction, decree, settlement agreement or similar agreement, arbitration award or finding entered by or with any Governmental Authority (including those of the Food and Drug Administration (the “FDA”) or any nongovernmental self-regulatory agency). The Company has timely filed or otherwise provided, or holds, all registrations, reports, data, documents, and other information and applications with respect to all products that are subject to federal, state or local regulatory requirements (the “Regulated Products”), if any, required to be filed with or otherwise provided to the FDA or any Governmental Authority with jurisdiction over the manufacture, distribution, labeling, advertising, promotion, use or sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect. The Regulated Products are not misbranded or adulterated or otherwise in violation of the Federal Food, Drug, and Cosmetic Act or other applicable federal, state or local Laws.

(b)           The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (including the FDA or any nongovernmental self-regulatory agency) necessary for the Company to lease, use, occupy and operate its Leased Real Property and to carry on its business as it is now being conducted and as it is anticipated to be conducted after the Closing (the “Permits”). No suspension or cancellation of any Permits is pending or, to the knowledge of the Company, threatened. The Company is not in conflict with, or in default, breach or violation of (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound, except, in each case, where such conflict, default, breach or violation would not, individually or in the aggregate, prevent or materially delay the Company from performing its obligations under this Agreement, or would not have a Material Adverse Effect.

(c)           Neither the Company nor any of its affiliates is in receipt of notice of, and is not and was not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall or market withdrawal, investigation, penalty, fine, sanction, assessment, audit, request for corrective or remedial action, or other compliance or enforcement action, including a warning letter, seizure, detention, or finding that a product is misbranded or adulterated, in each case relating to any Regulated Products or ingredients used therein or to the facilities in which any Regulated Products are manufactured, held, used, delivered or handled, whether issued by the FDA, the Federal Trade Commission (the “FTC”), or by any other Governmental Authority that has or asserts authority over the labeling, composition, manufacturing, marketing, advertising, distribution, or sale of the Regulated Products.

(d)           Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has made any material false statement in, or material omission from the applications, approvals, notifications, reports, and other submissions to the FDA, the FTC, and all other Governmental Authorities or in or from other records and documentation prepared or maintained to comply with the requirements of the FDA, the FTC and all other Governmental Authorities relating to the Regulated Products.

(e)           Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has made or offered any payment, gratuity or other thing of value that is prohibited by any Law to personnel of the FDA, the FTC or any other Governmental Authority in connection with the approval or regulatory status of the Regulated Products or the facilities in which the Regulated Products are manufactured, used or handled.

(f)           To the knowledge of the Company, there are no facts that would indicate that the FDA, the FTC or any other Governmental Authority has prohibited or materially restricted or will prohibit or materially restrict the research, production, manufacture, development, license, marketing, promotion, sale or distribution in the United States of any Regulated Product or the operation or use of any facility in which the Regulated Products are made.

SECTION 4.07 SEC Filings; Financial Statements. (a) Since January 31, 2007, the Company has filed all forms, reports and other documents (including exhibits and other information incorporated therein) required to be filed by it with the SEC (such documents, as they have been amended since the respective time of their filing, the “SEC Reports”). The SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations promulgated thereunder, in each case, as in effect as of the respective time of filing of such SEC Reports, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)           Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents in accordance with GAAP, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments and any other adjustments described therein).

(c)           The Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except (i) as and to the extent set forth on the balance sheet of the Company for the fiscal year ended January 31, 2010, including the notes thereto, (ii) for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since January 31, 2010, (iii) for liabilities and obligations for fees and expenses incurred in connection with the Merger or (iv) for liabilities which would not be reasonably likely to have a Material Adverse Effect.

(d)           The Company has made available to Parent all comment letters received by the Company from the SEC or the staff thereof since January 31, 2007 and all responses to such comment letters filed by or on behalf of the Company.

(e)           The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SEC Report. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files with the SEC is communicated to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are designed to be effective in timely alerting the Company’s principal executive officer and its principal financial officer to information required to be included in the Company’s periodic reports required under the Exchange Act. The Company has made available to Parent complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 4.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(f)           The Company maintains a standard system of accounting established and administered in accordance with GAAP in all material respects. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has made available to Parent complete and correct copies of all written policies and manuals promulgating such internal accounting controls.

SECTION 4.08 Absence of Certain Changes or Events. Since January 31, 2010, (a) the Company has conducted its business only in the ordinary course consistent with past practice, (b) there has not been any Material Adverse Effect and (c) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01.

SECTION 4.09 Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any Governmental Authority that has had or would have a Material Adverse Effect. Neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or would have a Material Adverse Effect.

SECTION 4.10 Employee Benefit Plans. (a) Section 4.10(a) of the Disclosure Schedule lists each of the following that are subject to United States Law: (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee or Contingent Worker, officer or director of the Company, other than programs required by law, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company and any employee or Contingent Worker of the Company, including any contracts, arrangements or understandings relating in any way to a sale of the Company (collectively, the “Plans”). Each Plan is in writing and the Company has furnished or made available to Parent a true and complete copy of each Plan and has delivered or made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan.

(b)           None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA. There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that would have a Material Adverse Effect. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course).

(c)           The Company does not have any express or implied commitment (i) to create or incur any material liability with respect to or cause to exist any employee benefit plan, program or arrangement other than the Plans, (ii) to enter into any material contract or agreement to provide compensation or benefits to any individual, or (iii) to modify or change in any material respect or terminate any Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law or reasonably advisable in order to maintain the Plan’s tax-qualified status or to comply with such applicable Law or as required by Section 3.02.

(d)           Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Law, including ERISA and the Code. The Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) that would have a Material Adverse Effect.

(e)           Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the Internal Revenue Service (the “IRS”) covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt or such Plan is a prototype or similar plan entitled to rely on the opinion letter issued to the sponsor, and no fact or event has occurred since the date of such determination letter or letters or such opinion letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(f)           Except as provided in Section 3.02, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee or Contingent Worker, officer or director of the Company; (ii) increase any benefits otherwise payable under any Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amounts that are reasonably expected to, individually or in combination with any other such payment, constitute an “excess parachute payment”, as defined in Section 280G(b)(1) of the Code; or (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Plan.

(g)           No Plans are subject to the Laws of any jurisdiction outside the United States.

SECTION 4.11 Labor and Employment Matters.

(a)           (i) There are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) the Company has not breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company. The consent of the labor unions that are parties to the collective bargaining agreements listed in Section 4.11(a) of the Disclosure Schedule is not required to consummate the Merger.

(b)           The Company is in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority, and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company has employed or employs any person. The Company has not misclassified any person as a Contingent Worker and no Contingent Worker has been improperly excluded from any Plan and the Company does not employ or engage any volunteer workers, paid or unpaid interns or any other unpaid workers. All employees and Contingent Workers of the Company are duly authorized to work in the United States, and the Company has obtained and retained all documentation required under Law to verify each employee’s employment eligibility, including Forms I-9.

(c)           Section 4.11(c) of the Disclosure Schedule lists the name, place of employment, title, rate of base salary, bonus opportunity, employment status, classification, outstanding equity awards, unexercised option awards, and years of service recognized by the Company for purpose of the Company’s Plans, of each Company employee and Contingent Worker.

SECTION 4.12 Information Statement. The Information Statement (and any amendment thereof or supplement thereto), when filed with the SEC, when first published, distributed or disseminated to the Company’s stockholders and at the Effective Time, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made in the Information Statement based on information supplied by Parent or Merger Sub in writing expressly for inclusion in the Information Statement. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

SECTION 4.13 Real Property; Title to Assets.

(a)           The Company does not own any real property.

(b)           Section 4.13(b) of the Disclosure Schedule lists: (i) the street address or location of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the terms (referencing applicable renewal periods) and rental payment amounts (including all escalations) pertaining to each such parcel of Leased Real Property, (iv) the current use of each such parcel of Leased Real Property, and (v) the Lease for each parcel of Leased Real Property and all ancillary documents pertaining thereto including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, memoranda of lease, documents relating to the exercise of any Options and evidence of commencement and expiration dates (collectively, the “Ancillary Documents”). The Leased Real Property listed in Section 4.13(b) of the Disclosure Schedule represents all the real property used, occupied or held for use in the business of the Company as it is currently operated.

(c)           Except as would not have a Material Adverse Effect, all current Leases related to the Leased Real Property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the knowledge of the Company, by the other party to such Lease.

(d)           (i) The Company is, in all material respects, in compliance with any Law (including any building, planning, highway or zoning Law) relating to any of the Leased Real Property, (ii) the Company is in peaceful and undisturbed possession of each parcel of Leased Real Property, and the Company has not received written notice of any uncured violation of any contractual or legal restrictions that preclude or restrict the ability to use the Leased Real Property for the purposes for which it is currently being used, (iii) the Leased Real Property and the buildings are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industries in which the Company operates, and (iv) the Company has not subleased, licensed or entered into any other occupancy agreements with respect to any parcel or any portion of any parcel of Leased Real Property to any other person and no other person has any rights to the use, occupancy or enjoyment thereof pursuant to any Lease to which the Company is a party. The Company has not assigned its interest under any Lease listed in Section 4.13(b) of the Disclosure Schedule.

(e)           To the knowledge of the Company, there are no facts that would prevent the Leased Real Property from being occupied by the Company after the Closing in the same manner as occupied by the Company immediately prior to the Closing.

(f)           With respect to each of the Leases pertaining to the Leased Real Property, (i) the Company has not exercised or given any notice of exercise of any Option, (ii) the Company has not received any notice of exercise by a landlord or sublandlord of any Option, and (iii) to the knowledge of the Company, no landlord or sublandlord has exercised any Option. The Company has the full right to exercise any Options contained in the Leases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

(g)           The rent set forth in Section 4.13(b) of the Disclosure Schedule is the actual rent being paid and there are no separate agreements or understandings with respect to the same.

(h)           The Company has provided to Parent and Merger Sub true, accurate and complete copies of all Leases and Ancillary Documents.

(i)           Section 4.13(i) of the Disclosure Schedule sets forth a true and complete list of all consents and approvals required to be obtained from any landlord, licensor or other owner of a superior interest in the Leased Real Property in connection with the consummation of the transactions contemplated hereby.

(j)           Except as would not have a Material Adverse Effect, the Company has valid leasehold or subleasehold interests in the Leased Real Property, free and clear of any Liens other than Permitted Liens.

SECTION 4.14 Personal Property. Except as would not have a Material Adverse Effect, the Company has good and valid title to all of the personal properties and assets, tangible and intangible, that it purports to own, and valid leasehold interests in all of the personal properties and assets, tangible and intangible (other than Intellectual Property), that it purports to lease, in each case including the personal properties and assets reflected in the Company’s most recent balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed with the SEC, but excluding any personal property or assets that are no longer used or useful for the conduct of the business of the Company as presently conducted or that have been disposed of in the ordinary course of business since January 31, 2010. All such properties and assets are free and clear of all Liens, except for Permitted Liens.

SECTION 4.15 Intellectual Property.

(a)           Section 4.15(a) of the Disclosure Schedule sets forth a true and complete list of all (i) Registered Owned Intellectual Property, (ii) unregistered trademarks and service marks included in the Owned Intellectual Property, and (iii) other Owned Intellectual Property material to the Company.

(b)           The Company has sufficient rights to use the Company Intellectual Property, all of which rights shall survive unchanged upon the consummation of the Merger. The Company Intellectual Property includes all Intellectual Property used or held for use in connection with the operation of the Company’s business, and there are no other items of Intellectual Property that are material to or necessary for the operation of the Company’s business. The Company is the exclusive owner of all right, title and interest in and to each item of Owned Intellectual Property, free and clear of all exclusive licenses, non-exclusive licenses not granted in the ordinary course of business consistent with past practice, and liens, or any obligation to grant any of the foregoing. The Company has a valid license to use the Licensed Intellectual Property in connection with the operation of its respective business, subject only to the terms of the Company IP Agreements.

(c)           The Company Intellectual Property is (i) valid, subsisting and enforceable, and (ii) not subject to any outstanding order, judgment, injunction, decree, ruling or agreement adversely affecting any of the Company’s use thereof or rights thereto, or that would impair the validity or enforceability thereof. The Registered Owned Intellectual Property is currently in compliance with any and all formal legal requirements necessary to record and perfect the Company’s interest therein and the chain of title thereof. There is no Action pending or threatened in writing (A) against the Company concerning any product or the ownership, validity, registerability, enforceability or use of, or licensed right to use, any Intellectual Property, or (B) contesting or challenging the ownership, validity, registerability or enforceability of, or the Company’s or the Company’s affiliates’ right to use, any Company Intellectual Property. The Company has enforced and currently enforces quality control measures adequate to maintain the validity and enforceability of any and all Trademarks that it has licensed any other person to use, and complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any other applicable Governmental Authority with respect to all applications for registration included in the Registered Owned Intellectual Property and has made no material misrepresentations in any such applications.

(d)           The operation of the business of the Company and the use of the Company Intellectual Property in connection therewith does not, and has not in the last six (6) years, infringed, misappropriated or otherwise violated or conflicted with the Intellectual Property rights of any other person. There is no Action pending or threatened in writing against the Company concerning any of the foregoing, nor has the Company received any written notification that a license under any other person’s Intellectual Property is or may be required. To the knowledge of the Company, no person is engaging, or has engaged in the last six (6) years, in any activity that infringes, misappropriates or otherwise violates or conflicts with any Company Intellectual Property.

(e)           The Company has taken all reasonable measures to maintain the confidentiality and value of all confidential information, including trade secrets, used or held for use in connection with the operation of its business, and no confidential information, trade secrets or other confidential Company Intellectual Property has been disclosed by the Company to any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached.

(f)           To the knowledge of the Company, no employee, independent contractor, or agent of the Company is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of Company Intellectual Property or, to the knowledge of the Company, any other Intellectual Property, and to the extent that any Intellectual Property has been conceived, developed or created for the Company by any other person, the Company has executed valid and enforceable written agreements with such person with respect thereto transferring to the Company the entire and unencumbered right, title and interest therein and thereto by operation of Law or by valid written assignment.

(g)           The consummation of the Merger will not result in (i) the grant of any license under or creation of any Lien on any Company Intellectual Property or any Intellectual Property that is owned by or licensed to Parent or any of its affiliates prior to the Closing, (ii) Parent or any of its affiliates being bound by, or subject to, any non-compete obligation, covenant not to sue, or other restriction on the operation or scope of its business, or (iii) Parent or any of its affiliates, or the Company, being obligated to pay any royalties, honoraria, fees or other payments to any person in excess of those payable by the Company prior to the Closing.

SECTION 4.16 Taxes. (a) Except as would not have a Material Adverse Effect, all Tax Returns required to be filed by or with respect to the Company have been properly prepared and timely filed, all Taxes shown as due on such Tax Returns have been paid, and such Tax Returns are true, correct and complete in all respects. The Company has fully and timely paid or is contesting in good faith by appropriate proceedings all Taxes (whether or not shown to be due on its Tax Returns) required to be paid by it. The Company has made adequate provision, reserves, and accruals for any Taxes that are not yet due and payable and for those being contested in good faith for all taxable periods, or portions thereof, ending on or before the Effective Time according to GAAP.

(b)           There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company for any taxable period and no request for any such waiver or extension is currently pending. No audit or other proceeding by any Governmental Authority is pending or threatened in writing with respect to any Taxes due from or with respect to the Company or its Tax Returns. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay Taxes.

(c)           The Company (i) is not a party to any Tax sharing or similar Tax agreement pursuant to which it will have any obligation to make any payments for Taxes after the Closing Date; (ii) has not distributed stock of another person or had its stock distributed by another person in a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code in the two years prior to the date of this Agreement; and (iii) will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Effective Time, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Effective Time, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), (D) installment sale or open transaction disposition made on or prior to the Effective Time or (E) prepaid amount received on or prior to the Effective Time.

(d)           The Company (i) has not engaged in any transaction that has given rise to a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the regulations promulgated thereunder that has not been disclosed in the relevant Tax Returns of the Company and (ii) has not participated in or cooperated with an international boycott within the meaning of Section 999(b)(3) of the Code.

(e)           The Company is not, and has not at any time during the last five years, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(f)           The Company has provided correct and complete copies of (i) all material Tax Returns filed by the Company for Tax years ending in 2007 and thereafter and (ii) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, and similar documents sent to or received by the Company relating to Taxes.

(g)           The Company is not liable for the Taxes of or with respect to any other person under Treasury Regulation §1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor, or pursuant to any indemnification, allocation or sharing agreement.

SECTION 4.17 Environmental Matters. (a) Except as would not have a Material Adverse Effect: (i) the Company has not violated or is not in violation of, or does not have liability under, any Environmental Law; (ii) there has been no Release of any Hazardous Substance that requires any Remedial Action under Environmental Law (A) by the Company, (B) at, on, in, to or from any real property owned or operated by the Company, or (C) during the period of its ownership or operation thereof, at, on, in, to or from any real property formerly owned or operated by the Company; (iii) no Hazardous Substance sent off-site by or on behalf of the Company for treatment, disposal or storage has or will result in liability to the Company; (iv) the Company is not conducting or funding any Remedial Action either voluntarily or pursuant to Environmental Law; (v) the Company has all permits, licenses, approvals and other authorizations required under any Environmental Law (“Environmental Permits”); (vi) the Company is and has been in compliance with its Environmental Permits; and (vii) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company.

(b)           Neither the execution of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby will require any Remedial Action or notice to or consent of any Governmental Authorities or other persons pursuant to any applicable Environmental Law or Environmental Permit, including under the New Jersey Industrial Site Recovery Act.

(c)           The Company has provided Parent with copies of all material environmental assessments or audits or other similar studies or analyses relating to its business or any real property currently or formerly owned by the Company.

SECTION 4.18 No Stockholder Rights Plan. The Company is not a party to any stockholder rights plan or “poison pill” agreement.

SECTION 4.19 Material Contracts. (a) Subsections (i) through (xiv) of Section 4.19(a) of the Disclosure Schedule list the following types of contracts and agreements to which the Company is a party (such contracts and agreements as are required to be set forth in Section 4.19(a) of the Disclosure Schedule being the “Material Contracts”):

(i)            each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company;

(ii)           each contract and agreement which is likely to involve consideration of more than $250,000, in the aggregate, over the remaining term of such contract or agreement;

(iii)          all joint venture contracts or partnership arrangements and all other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company with any third party;

(iv)         all contracts and agreements evidencing indebtedness involving a principal amount in excess of $100,000;

(v)          all contracts and agreements that limit, or purport to limit, the ability of the Company or any of its employees to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(vi)         all contracts and agreements providing for benefits under any Plan;

(vii)        all contracts for employment required to be listed in Section 4.10 of the Disclosure Schedule;

(viii)       all Company IP Agreements (other than licenses of Off-the-Shelf Software licensed pursuant to shrink-wrap or click-wrap agreements);

(ix)          each agreement that contains obligations of the Company secured by a Lien (other than a Permitted Lien), or interest rate or currency hedging agreements;

(x)           any contract entered into after January 31, 2007 or not yet consummated, in each case for the acquisition or disposition, directly or indirectly (by merger consolidation, combination or amalgamation), of assets (other than assets purchased under ordinary course agreements with suppliers) or capital stock or other equity interests of another person;

(xi)          any contract pursuant to which the Company is burdened from continuing indemnification, “earn out” or other contingent payment obligations (whether related to environmental matters or otherwise), other than ordinary course agreements with customers or suppliers;

(xii)         any contract between or among the Company, on the one hand, and any of its affiliates, on the other hand;

(xiii)        all Leases concerning the use, occupancy or operation of, or evidencing any interests in, any Leased Real Property; and

(xiv)        all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the conduct of its business, or the absence of which would have a Material Adverse Effect.

(b)           (i) Each Material Contract is a legal, valid and binding agreement, (ii) the Company has not received any written claim of default under or cancellation of any Material Contract and the Company is not in breach or violation of, or default under, any Material Contract and (iii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract. The Company has made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

SECTION 4.20 Insurance. Each of the material insurance, reinsurance and captive policies held by the Company as of the date of this Agreement (collectively, the “Material Company Insurance Policies”) and, to the knowledge of the Company, any material historic, occurrence-based policies of the Company as of the date of this Agreement that are potentially responsive to liabilities of the Company are in full force and effect on the date of this Agreement and a true, correct and complete copy of each Material Company Insurance Policy has been made available to Parent upon Parent’s request prior to the date of this Agreement. All premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly paid to date. The amount of the annual premiums paid by the Company under the Material Company Insurance Policies is $176,118.15 in the aggregate. No written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy. There is no material claim by the Company under any Material Company Insurance Policy and no material claim made since January 31, 2007 has been denied. The Company has not, since January 31, 2007, been refused any insurance with respect to any of its material assets or operations, nor has its coverage been limited in any material respect by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

SECTION 4.21 Certain Business Practices. Each of the Company, and to the knowledge of the Company, any directors, officers, agents or employees of the Company, has not (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 4.22 Interested Party Transactions.The Company is not a party to any contract, agreement or transaction with (a) any direct or indirect beneficial owner of 5% or more of the Company Common Stock with respect to which the Company has knowledge or (b) any director, officer or other affiliate of such persons or any relative of any of the foregoing except for employment or compensation agreements or arrangements with directors and officers and director and officer indemnity agreements, in each case made in the ordinary course of business consistent with past practice.

SECTION 4.23 Brokers. No broker, finder or investment banker (other than Rodman & Renshaw, LLC (the “Company Financial Advisor”)) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which the Company Financial Advisor would be entitled to any payment relating to the Merger.

SECTION 4.24 Anti-Takeover Provisions. No “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company or any anti-takeover provision in the Company Governing Documents is applicable to this Agreement or the Merger.

SECTION 4.25 Fairness Opinion. The Company Financial Advisor has delivered to the Company Board an opinion that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the holders of the Shares, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement (the “Fairness Opinion”).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 5.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement. Merger Sub was formed solely for the purpose of engaging in the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger. All the issued and outstanding shares of capital stock of Merger Sub are owned of record and beneficially by Parent.

SECTION 5.02 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general equitable principles.

SECTION 5.03 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement and the consummation of the Merger by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Parent or Merger Sub, (ii) assuming that all filings and other actions described in Section 5.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clause (iii), for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

(b)           The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) compliance with the applicable requirements of the Exchange Act, (ii) compliance with the applicable requirements of the Securities Act, (iii) compliance with any applicable state securities, takeover or “blue sky” Laws, (iv) filings with the SEC as may be required by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby, (v) such filings or notifications as may be required under the rules and regulations of NASDAQ, (vi) the filing and recordation of the Certificate of Merger as required by the DGCL and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

SECTION 5.04 Sufficient Funds. As and when needed, Parent will have available all the funds that are necessary to consummate the Merger, to pay the Merger Consideration in full and to otherwise perform its obligations hereunder.

SECTION 5.05 Information Statement. The information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Information Statement (and any amendment thereof or supplement thereto), when filed with the SEC, when first published, distributed or disseminated to the Company’s stockholders and at the Effective Time, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

SECTION 5.06 Brokers. No broker, finder or investment banker (other than Atlas Strategic Advisors, LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business; and the Company shall (i) use its reasonable best efforts to preserve substantially intact the business organization of the Company, (ii) use its reasonable best efforts to keep available the services of the current officers, employees and consultants of the Company and (iii) use its reasonable best efforts to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement and Section 6.01 of the Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

(a)           amend or otherwise change the Company Governing Documents;

(b)           issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company (except for the issuance of Shares issuable pursuant to Company Stock Options outstanding on the date hereof) or (ii) any material assets of the Company;

(c)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)           recapitalize, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)           (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any assets (other than assets purchased under ordinary course agreements with suppliers); (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets; (iii) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $40,000 for the Company; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(e);

(f)           hire any additional employees except to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee’s employment or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company who are not directors or officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, defined benefit plan, defined contribution plan, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

(g)           exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Equity Plans) or otherwise;

(h)           take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures;

(i)           make or change any material Tax election, settle or compromise any material Tax liability of the Company, agree to an extension of the statute of limitations with respect to the assessment or determination of material Taxes of the Company, make any change in Tax accounting methods, file any amended Tax Return with respect to any material Tax, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(j)           except as otherwise permitted by this Section 6.01, enter into, amend, modify in any material respect, assign, or consent to the termination of any Material Contract, or amend, modify in any material respect, assign, waive or consent to the termination of any material rights of the Company thereunder, in each case, other than in the ordinary course of business;

(k)           (i) settle any Action relating to the Merger, this Agreement or the transactions completed hereby, (ii) settle any other Action or (iii) commence any Action other than in the ordinary course of business consistent with past practice;

(l)           (i) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Company Intellectual Property or Company IP Agreement, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in the Company Intellectual Property and Company IP Agreements, (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Intellectual Property, except in the ordinary course of business consistent with past practice, (iii) develop, create or invent any Intellectual Property jointly with any third party, (iv) disclose or allow to be disclosed any confidential information or confidential Company Intellectual Property to any person, other than employees of the Company that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, or (v) fail to notify Parent promptly of any infringement, misappropriation or other violation of or conflict with any Company Intellectual Property of which the Company becomes aware and to consult with Parent regarding the actions (if any) to take to protect such Company Intellectual Property;

(m)           exercise any Option with respect to any Leased Real Property; provided, that the Company acknowledges and agrees that it shall exercise any rights of renewal pursuant to the terms of any of the Leases set forth in Section 4.13(b) of the Disclosure Schedule which by their terms would otherwise expire if the terms and conditions of such Leases as so extended would not be materially different than the terms and conditions currently in effect;

(n)           fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(o)           fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the Company’s past practice; or

(p)           announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

ARTICLE VII
ADDITIONAL AGREEMENTS

SECTION 7.01 Information Statement. (a) Promptly following the execution and delivery of this Agreement, the Company shall prepare an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act relating to the Merger and this Agreement (together with any amendments thereof or supplements thereto and any other materials required by Regulation 14C promulgated under the Exchange Act, the “Information Statement”) that shall reflect the terms and conditions of this Agreement and, in the event the Principal Stockholder Written Consents are delivered to Parent and the Company, shall contain the Company Board Recommendation. The Information Statement shall be prepared in accordance with, and comply with, Regulation 14C and Schedule 14C promulgated under the Exchange Act. The Company shall also include in the Information Statement, and represents that it has obtained all necessary consents of the Company Financial Advisor to permit the Company to include in the Information Statement, in its entirety, the Fairness Opinion, together with a summary thereof.

(b)           The Company shall, with the assistance and approval of Parent, file the Information Statement with the SEC under the Exchange Act, and use its reasonable best efforts to respond to any comments of the SEC as promptly as practicable, it being understood and agreed that the preliminary Information Statement shall in no event be filed with the SEC later than the fifteenth (15th) calendar day following the date of this Agreement. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the preliminary Information Statement before it is filed with the SEC, and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent, Merger Sub and their counsel. The Company shall (i) notify Parent of the receipt of any comments of the SEC with respect to the Information Statement and of any requests by the SEC for any amendment thereof or supplement thereto or for additional information, (ii) provide to Parent promptly copies of all written correspondence or telephonic notice of oral communications between the Company or any of its Representatives and the SEC with respect thereto and (iii) give Parent and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.

(c)           Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties, to respond promptly to all such comments of, and requests by, the SEC. Promptly after the Information Statement has been cleared by the SEC or after ten (10) calendar days have passed since the date of the filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, the Company shall promptly file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared by or filed with the SEC, as the case may be, and mail a copy of the Information Statement to the Company’s stockholders. The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree to promptly correct any information provided by it for use in the Information Statement, if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Law, and the Company agrees to promptly cause the Information Statement, as so corrected, to be filed with the SEC and, if any such correction is made following the mailing of the Information Statement, mailed to the Company’s stockholders, in each case as and to the extent required by the Exchange Act.

SECTION 7.02 Principal Stockholder Written Consents. In lieu of calling a meeting of the Company’s stockholders, immediately following the execution of this Agreement, this Agreement shall be submitted to the Principal Stockholders and adopted by them pursuant to the Principal Stockholder Written Consents. The Company shall comply with the DGCL, the Company Governing Documents, the Exchange Act (including Regulation 14C and Schedule 14C promulgated thereunder) and the rules and regulations of NASDAQ in connection with the Principal Stockholder Written Consents, including (i) preparing and delivering the Information Statement to the Company’s stockholders as required pursuant to the Exchange Act and Section 7.01(c) and (ii) giving prompt notice of the taking of the actions described in the Principal Stockholder Written Consents in accordance with Section 228 of the DGCL to all holders of Shares not executing a Principal Stockholder Written Consent, together with any additional information required by the DGCL, including a description of the appraisal rights of holders of Shares available under Section 262.

SECTION 7.03 Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company shall, and shall cause its Representatives to, afford Representatives of Parent and Merger Sub reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through its Representatives, may reasonably request, in all cases to the extent permissible under applicable Law.

(b)           All information obtained by Parent or Merger Sub pursuant to this Section 7.03 shall be kept confidential in accordance with the Non Disclosure Agreement, dated July 7, 2009 (the “Confidentiality Agreement”), between Danone Baby and Medical Nutrition BV, a Dutch law company, and the Company. Upon the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

(c)           No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto or any condition to the consummation of the Merger.

SECTION 7.04 Employee Benefits Matters. Prior to the Effective Time, the Company shall take all such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the 401(k) Plan of the Company (the “401(k) Plan”) as Parent may deem necessary or appropriate, including amending and terminating the 401(k) Plan prior to the Effective Time, subject to the terms of the 401(k) Plan and applicable Law and provided that such actions do not preclude the immediate participation of Company employees in any defined contribution plan maintained by Parent, the Surviving Corporation or their affiliates.

SECTION 7.05 Directors’ and Officers’ Indemnification and Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor and fulfill in all respects the obligations of the Company relating to indemnification of directors and officers and advancement of expenses under the Company Governing Documents in effect as of the date hereof (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”), with respect to any matter arising out of, relating to, or in connection with any acts or omissions occurring or alleged to have occurred prior to the Effective Time, including in connection with the approval of this Agreement and the Merger. Subject to the provisions of Section 145(e) of the DGCL, in the event any Action is brought against any Indemnified Party for any matter alleged to occur prior to the Effective Time, (i) any counsel retained by such Indemnified Party shall be reasonably satisfactory to Parent; (ii) Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; and (iii) Parent shall cooperate in the defense of any such matter; provided, that Parent shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.05, upon learning of any such Action, shall promptly notify Parent (but the failure so to notify Parent shall not relieve either from any liability which it may have under this Section 7.05 except to the extent such failure prejudices Parent). Parent shall be liable for the fees and expenses hereunder with respect to only one law firm to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct as advised by counsel, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representations of such parties, in which case Parent shall be liable for the fees and expenses of each applicable law firm representing an Indemnified Party in the relevant matter. Further, from and after the Effective Time, Parent shall not, and shall cause the Company or the Surviving Corporation, as applicable, not to, settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action by or before any Governmental Authority, with respect to any matter arising out of, relating to, or in connection with any acts or omissions occurring or alleged to have occurred prior to the Effective Time, including in connection with the execution or adoption of this Agreement (in which indemnification could be sought by such Indemnified Party under Delaware law, the indemnification provisions in the Company Governing Documents or his or her indemnification agreement), brought against any Indemnified Party, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents in writing and Parent and the Surviving Corporation shall cooperate in the defense of any such matter.

(b)           Notwithstanding Section 2.05, Parent and the Surviving Corporation shall not amend, repeal or otherwise modify the Certificate of Incorporation or Bylaws of the Surviving Corporation in any manner that would affect adversely the rights thereunder, or under the Company Governing Documents in effect as of the date hereof, of any Indemnified Party relating to indemnification, exculpation and advancement, except to the extent required by Law.

(c)           From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect for a period commencing on the date of the Effective Time and ending six years after the Effective Time, all policies of directors’ and officers’ liability insurance covering the Indemnified Parties in amounts that are at least equal to and with all terms and conditions at least as favorable as the existing policies maintained by the Company, and providing coverage for any acts or omissions that occurred or may be alleged to have occurred prior to the Effective Time, including any acts or omissions in connection with the approval of this Agreement and consummation of the Merger; provided, that, in satisfaction of the foregoing, the Surviving Corporation may, or if requested by Parent, the Company shall, purchase six-year “tail” coverage under the existing directors’ and officers’ liability insurance policies maintained by insurance carriers with financial strength ratings equal to or greater than the financial strength ratings of the Company’s existing directors’ and officers’ liability insurance carriers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance pursuant to this Section 7.05(c) in excess of 200% of the amount of the aggregate annual premiums paid by the Company for such insurance.

(d)           In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or, at Parent’s option, Parent shall assume the obligations set forth in this Section 7.05.

(e)           This Section 7.05 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation. This Section 7.05 shall not be amended in a manner that is adverse to the Indemnified Parties (including their successors and heirs) or terminated without the consent of the Indemnified Parties (including their successors and heirs) affected thereby. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.05.

SECTION 7.06 Notification of Certain Matters. From the date hereof to the Effective Time, the Company shall give prompt notice to Parent, and each of Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Merger or the transactions contemplated thereby or from any person alleging that the consent of such person is or may be required in connection with the Merger if the subject matter of such communication or the failure of such party to obtain such consent purports to materially affect the consummation of the Merger, (b) any Action commenced or, to such party’s knowledge, threatened against such party or any of its Subsidiaries which purports to materially affect the consummation of the Merger, (c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (d) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 7.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 7.07 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the Merger, including using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as are necessary for the consummation of the Merger and to fulfill the conditions to the Merger.

(b)           Each party shall, subject to applicable Law and except as prohibited by any applicable representative of any applicable Governmental Authority: (i) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division of the United States Department of Justice, any State Attorney General or any other Governmental Authority, including regulatory authorities, and permit the other parties to review in advance (and to consider any comments made by the other parties in relation to) any proposed written communication to any of the foregoing, (ii) not participate in or agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement, the Merger or the other transactions contemplated hereby unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and (iii) furnish the other parties with copies of all correspondence, filings and written communications (and memoranda setting forth the substance thereof) between it and its affiliates and its respective Representatives on the one hand, and any Governmental Authority, including any regulatory authority, or members of their respective staffs on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 7.08 Public Announcements. Parent, Merger Sub and the Company agree that no public release or announcement concerning the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a press release announcing the Merger and the execution of this Agreement, which shall also be attached to a Current Report on Form 8-K to be filed by the Company, announcing its entry into this Agreement.

SECTION 7.09 Agreement to Defend; Stockholder Litigation. In the event any Action by any Governmental Authority or other person is commenced that questions the validity or legality of the Merger or this Agreement or seeks damages, an injunction or other similar restraint in connection therewith, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. In addition, the parties acknowledge and agree that the institution of any such Action shall not in and of itself constitute a Material Adverse Effect.

SECTION 7.10 Intellectual Property. No later than thirty (30) days prior to the Closing, the Company shall provide Parent and Merger Sub with a true and complete list of all applicable filings, recordings and other acts, and all fees, Taxes and other payments, that are required to be made within ninety (90) days after the Closing to maintain the validity and enforceability of the Registered Owned Intellectual Property and the Company’s interest therein.

SECTION 7.11 Certain Tax Matters. During the period from the date hereof to the Effective Time, the Company shall: (a) prepare and file all Tax Returns (“Post-Signing Returns”) required to be filed by the Company by the due date thereof (taking into account any valid extensions) in a manner consistent with past practice, except to the extent otherwise required by applicable Law, (b) timely pay all Taxes shown to be due and payable by the Company on such Post-Signing Returns, and (c) promptly notify Parent of any written notice of any Action pending against or with respect to the Company in respect of any material Tax matters (or any significant developments with respect to ongoing Actions in respect of such mater Tax matters).

SECTION 7.12 Survival of Representations and Warranties. The representations and warranties of the Company set forth in Article IV hereof shall not survive the Effective Time and shall not form the basis of any liability after the Effective Time.

ARTICLE VIII
CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or written waiver (to the extent permitted by applicable Law), at or prior to the Effective Time, of the following conditions:

(a)           Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)           Information Statement. The consummation of the Merger shall be permitted by Rule 14c-2 promulgated under the Exchange Act.

(c)           No Order. No Governmental Authority having jurisdiction over any party hereto shall have issued, enacted, promulgated, enforced or entered any legal restraint, injunction, prohibition or Law (whether temporary, preliminary or permanent) (collectively, “Restraints”), which is then in effect and has the effect of enjoining, restraining, prohibiting or making illegal the consummation of the Merger.

SECTION 8.02 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or written waiver (to the extent permitted by applicable Law), at or prior to the Effective Time, of the following additional conditions:

(a)           Representations and Warranties of the Company. (i) The representations and warranties of the Company contained in Section 4.03(a) shall be true and correct except for de minimis errors, (ii) the representations and warranties of the Company contained in (A) the first sentence of Section 4.01(a), (B) Section 4.04 and (C) Section 4.08(b) shall be true and correct in all respects and (iii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), in each case as of the date of this Agreement and as of the Effective Time, as though made on, or at, and as of such date or time (except to the extent expressly made as of a specific date, in which case as of such date), except, in the case of clause (iii), where the failure of such representations and warranties of the Company to be so true and correct would not have a Material Adverse Effect.

(b)           Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c)           Officer Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a) and Section 8.02(b).

(d)           Absence of a Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

SECTION 8.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or written waiver (to the extent permitted by applicable Law), at or prior to the Effective Time, of the following additional conditions:

(a)           Representations and Warranties of Parent and Merger Sub. (i) The representations and warranties of Parent and Merger Sub contained in (A) the first sentence of Section 5.01 and (B) Section 5.02 shall be true and correct in all respects and (ii) each of the other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein), in each case as of the date of this Agreement and as of the Effective Time, as though made on, or at, and as of such date or time (except to the extent expressly made as of a specific date, in which case as of such date), except, in the case of clause (ii), where the failure of such representations and warranties of Parent and Merger Sub to be so true and correct would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the ability of Merger Sub to consummate the Merger.

(b)           Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c)           Officer Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company:

(a)           by mutual written consent of each of Parent and the Company;

(b)           by either Parent or the Company:

(i)             if the Merger shall not have been consummated on or before December 10, 2010 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose action or failure to act in breach of this Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated on or before the Outside Date; or

(ii)            if any Restraint having the effect set forth in Section 8.01(c) shall be in effect and shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement shall have complied in all material respects with its obligations under Section 7.07.

(c)           by Parent:

(i)             if Principal Stockholder Written Consents representing the Company Stockholder Approval have not been executed and delivered to Parent and the Company within twenty-four (24) hours after the execution of this Agreement;

(ii)            if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in a condition set forth in Section 8.02(a) or 8.02(b) incapable of being satisfied and (B) is not cured by the Company within fifteen (15) days following receipt of written notice of such breach or failure from Parent; or

(iii)           if there has been a Company Material Adverse Effect.

(d)           by the Company if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would result in a condition set forth in Section 8.03(a) or 8.03(b) incapable of being satisfied and (ii) is not cured by Parent or Merger Sub within fifteen (15) days following receipt of written notice of such breach or failure from the Company.

SECTION 9.02 Effect of Termination. In the event of the valid termination of this Agreement by either the Company or Parent pursuant to Section 9.01, written notice thereof shall be given to the other party or parties, specifying the provision or provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 9.03 (and any other provision herein related to the payment of the Fee), this Section 9.02 and Article X, which provisions shall survive such termination. Nothing herein shall relieve any party hereto from liability for fraud or any intentional and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination or alter the provisions of the Confidentiality Agreement.

SECTION 9.03 Expenses. All costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, that, after receipt of the Company Stockholder Approval, the adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or which by law requires further approval of the stockholders of the Company without such further approval being obtained. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any delay by a party in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE X
GENERAL PROVISIONS

SECTION 10.01 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile or sent by overnight mail via a reputable overnight courier, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by facsimile (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), or (c) the next Business Day after the date of sending by overnight mail to the address set forth below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Parent or Merger Sub:

Danone North America, Inc.
9900 Belward Campus
Rockville, MD 20850
Attention: Ken Strick, Esq.
Facsimile: (914) 872-1580

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Clare O’Brien, Esq.
Facsimile: (212) 848-7179

if to the Company:

Medical Nutrition USA, Inc.
10 West Forest Avenue
Englewood, NJ 07631
Attention: Francis A. Newman
Facsimile: (703) 442-5095

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
402 West Broadway
San Diego, CA 92101
Attention: Kenneth D. Polin, Esq.
Facsimile: (619) 234-3510

SECTION 10.02 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the application of such void or unenforceable term or provision to other terms, conditions or provisions in this Agreement or to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto as closely as possible so that the Merger be consummated as originally contemplated to the fullest extent possible. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the Merger is consummated as originally contemplated to the fullest extent possible.

SECTION 10.03 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Company, Merger Sub, Parent and their respective successors and permitted assigns; provided, that the Indemnified Parties are intended to be third-party beneficiaries of this Agreement to the extent provided in Section 7.05(e).

SECTION 10.04 Entire Agreement. This Agreement (including the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements, understandings, undertakings, representations and warranties, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 10.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and any purported assignment without such consent shall be void and without effect), except that Merger Sub may assign all or any of its rights and obligations hereunder to Parent and Parent may assign all or any of its rights and obligations hereunder to any of its affiliates; provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.

SECTION 10.06 Specific Performance. The parties hereto agree that the parties hereto would be irreparably damaged if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms of this Agreement, in addition to any other remedy at law or in equity.

SECTION 10.07 Governing Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, including the Merger, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware. The parties hereto hereby (i) irrevocably submit to the exclusive personal jurisdiction of such court for the purpose of any Action arising out of or relating to this Agreement, including the Merger, brought by any party hereto, (ii) agree that all claims in respect of such Action or proceeding shall be heard and determined exclusively in such court and (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

(b)           Each of the parties hereto agrees to waive any bond, surety or other security that might be required of any other party with respect to any Action or proceeding, including an appeal thereof.

(c)           Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other Action relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.01. Nothing in this Section 10.07(c) shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

SECTION 10.08 Waiver of Trial by Jury.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION AMONG THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Mutual Drafting. Each of the parties has participated in the drafting of this Agreement, which each of the parties acknowledges is the result of extensive negotiations between the parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DANONE NORTH AMERICA, INC.

By:	/s/ Nigel P. Hughes
Name: Nigel P. Hughes
Title: President

RISTRETTO ACQUISITION CORP.

By:	/s/ Nigel P. Hughes
Name: Nigel P. Hughes
Title: President

MEDICAL NUTRITION USA, INC.

By:	/s/ Francis A. Newman
Name: Francis A. Newman
Title: Chief Executive Officer

Signature Page to Agreement and Plan of Merger

[PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

June 10, 2010

PERSONAL AND CONFIDENTIAL

Board of Directors
Medical Nutrition USA, Inc.
10 West Forest Avenue
Englewood, NJ 07631

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock (the “Stockholders”) of Medical Nutrition USA, Inc. (the “Company”) of the terms of the consideration offered by Danone Foods, Inc. (“Danone”) for the purchase of all the outstanding shares of common stock of the Company (the “Transaction”), and as outlined in the draft Agreement and Plan of Merger dated June 1, 2010 (the “Agreement”).

The Agreement provides, among other things, that Danone will pay $4.00 per share, in cash, for all the outstanding shares of common stock, restricted stock, and common stock purchase options, on a net value adjusted basis, (the “Merger Consideration”) issued and outstanding immediately prior to the closing date (as defined in the Agreement).

Rodman & Renshaw, LLC (“Rodman”) and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions. We may provide investment banking services to the Company and its affiliates in the future. In connection with the above-described investment banking services we may receive compensation.

Rodman & Renshaw, LLC is a full service securities firm engaged, either directly or through its affiliates, in securities trading, merchant banking, and financing and brokerage activities for companies and individuals. In the ordinary course of these activities, Rodman & Renshaw, LLC and its affiliates may provide such services to the Company, may actively trade the equity securities (or related derivative securities) of the Company for their own account and for the accounts of their customers and may at any time hold long or short positions in such securities.

In connection with this opinion, we have reviewed, among other things, the draft terms of the Transaction; the Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2010; certain interim financial statements and reports to stockholders and Quarterly Reports on Form 10-Q of the Company; and certain internal financial analyses and forecasts for the Company prepared by its management and reviewed in discussions between us and management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have compared the terms of the Transaction with transactions completed for other similar companies, compared the current value of the Company’s publicly traded stock to that of other similar publicly traded companies, completed a discounted cash flow analysis of the Company’s future expected cash flows, and performed such other studies and analyses, and considered such other factors, as we considered appropriate

B-1

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

The scope of our opinion is expressly limited to the contents herein. It is understood that this letter is not intended to confer any rights or remedies upon any other entity or persons, and may not be quoted or referred to for any other purpose without our prior written consent.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction, should such a vote be necessary.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction is fair from a financial point of view to the Stockholders of the Company.

Very truly yours,

RODMAN & RENSHAW, LLC

By:	/s/ John J. Borer, III
Name:	John J. Borer, III
Title:	Senior Managing Director
Head of Investment Banking

B-2

ANNEX C

§ 262. Appraisal rights.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.